UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

POZEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POZEN® Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of POZEN Inc. (“POZEN” or the “Company”), will be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on June 13, 2007 at 11:00 a.m. Eastern time, to consider and take action with respect to the following:

1.	To elect two Class I directors, each of whom shall serve for a term of three years.

2.	To approve the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan, including to increase from 5,500,000 to 6,500,000 the number of shares issuable under the Plan and to continue the various performance criteria for use in establishing specific vesting targets for certain awards under the 2000 Equity Compensation Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

3.	To ratify the appointment of Ernst & Young LLP as POZEN’s independent auditors to audit POZEN’s financial statements for the fiscal year ending December 31, 2007.

4.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 17, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Helga L. Leftwich
Secretary
Chapel Hill, North Carolina
Dated: April 30, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE

AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR

DELIVER YOUR PROXY VIA THE INTERNET PURSUANT TO THE ACCOMPANYING

INSTRUCTIONS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

PROXY STATEMENT

Mailed on April 30, 2007

Annual Meeting of Stockholders to be held on June 13, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of POZEN Inc. (“POZEN”) to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of POZEN, to be held on June 13, 2007 and at any adjournment thereof (the “Annual Meeting”). The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. In addition to solicitation by mail, we will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. We or our directors, officers or employees may request by telephone, facsimile or email the return of proxy cards. The extent to which this will be necessary depends on how promptly the stockholders vote. We urge you to vote your shares without delay.

VOTING RIGHTS

Only stockholders as of the close of business on April 17, 2007, the record date fixed by the Board of Directors of POZEN (the “Board”), are entitled to notice of and to vote at the Annual Meeting. As of April 17, 2007, there were 29,485,316 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to approve the proposal to amend and restate our 2000 Equity Compensation Plan and to ratify the appointment of our independent auditors.

Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy.

In the election of directors, stockholders may either vote “FOR” all nominees for election or “WITHHOLD” their votes from one or more nominees for election. Shares that are represented by valid proxy cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class I directors named in this proxy statement.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to the vote to approve the second amendment and restatement of our 2000 Equity Compensation Plan and to ratify the appointment of our independent auditors. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the approval of the second amendment and restatement of our 2000 Equity Compensation Plan and “FOR” the ratification of the appointment of our independent auditors named in this proxy statement. Shares that are represented by valid proxy cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the approval of the second amendment and restatement of our 2000 Equity Compensation Plan or the ratification of the appointment of the independent auditors will have the same effect as a negative vote for that proposal.

Broker non-votes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner’s shares, will have no effect on the outcome of any of the matters before the stockholders described in this proxy statement. Such broker non-votes will, however, be counted in determining whether there is a quorum for the Annual Meeting.

Stockholders may vote their shares via the Internet. The law of the State of Delaware, under which POZEN is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.votestock.com rather than by returning the proxy card that accompanies this proxy statement. Once you access that website, in order to vote your shares, you will be required to provide a login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses ADP Investor Communication Services, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy;

•	appearing at the Annual Meeting and voting in person;

•	executing a later dated proxy which is exercised at the Annual Meeting; or

•	casting a later vote via the Internet.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to us to be the beneficial owners of 5% or more of our common stock. Unless otherwise indicated, the information is as of March 1, 2007. For purposes of this table, and as used elsewhere in this proxy statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our common stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
John R. Plachetka, Pharm.D. POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517	4,191,533	(1)	14.2%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,555,362	(2)	5.3%

Vector Later-Stage Equity Fund II, L.P. 1751 Lake Cook Road, Suite 350 Deerfield, IL 60015	2,617,579	(3)	8.9%

(1)	This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the Family Trust under the John R. Plachetka Irrevocable Trust (the “JRP Family Trust”), 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 2,071,018 shares owned by the JRP Revocable Trust; (iii) 258,826 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 681,250 shares of common stock issuable pursuant to options granted to John R. Plachetka exercisable within 60 days. This amount does not include 104,335 shares of common stock issuable pursuant to restricted stock units granted to John R. Plachetka. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i) through (iv) above.
(2)	Based on information disclosed on a report on a Schedule 13G filed with the SEC on January, 23, 2007 with respect to ownership as of December 31, 2006 by Barclays Global Investors, N.A. (“Barclays Investors”), Barclays Global Fund Advisors (“Barclay Advisors”) and related entities, Barclays Investors has sole voting power of 804,043 shares and sole dispositive power of 905,641 shares and no voting or dispositive power over the remaining shares; Barclays Advisors has sole voting and dispositive power of 649,721 shares and no voting or dispositive power over the remaining shares. We have been unable to identify the natural person or group of natural persons of this stockholder that have investment and voting control over our securities and have relied upon the information disclosed on a report on Schedule 13G filed with the SEC on January 23, 2007.
(3)

Based on information disclosed on a report on Schedule 13G/A filed with the SEC on March 12, 2007 with respect to ownership as of December 31, 2006 by Vector Later-Stage Equity Fund II, L.P. (“VLSEF”), Vector Later-Stage Equity Fund II (QP), L.P. (“VLSEF QP”), Vector Fund Management II, L.L.C. , the general partner of VLSEF and VLSEF QP (“VFM”), D. Theodore Berghorst, an officer and director of VFM (“Berghorst”), Barclay A. Phillips, a director of VFM (“Phillips”), Douglas B. Reed, a director of VFM (“Reed”), Deborah Berghorst, Trustee FBO Berghorst 1998 Dynastic Trust (the “Trust”), Thomas C. Dorn (“Dorn”), Elisa J. Eubanks (“Eubanks”) and Kathleen M. Stanley (“Stanley”), this amount consists of (i) 1,785,405 shares as to which VFM, Berghorst, Phillips and Reed claim shared voting and dispositive power, including 1,339,054 shares as to which VLSEF QP claims shared voting and dispositive power and 446,351 shares as to which VLSEF claims shared voting and dispositive power and (ii) 832,174 shares as to which Berghorst claims sole voting and dispositive power. As reported on the Schedule 13G/A filed with the SEC on March 12, 2007, these 2,617,579 shares do not include: (i) 125,000 shares as to which the Trust claims sole voting and dispositive power (and as to which Berghorst may be deemed beneficial owner as financial advisor for the Trust); (ii) 24,500 shares as to which Reed claims sole voting and dispositive power, (iii) 6,950 shares as to which Phillips claims sole voting and dispositive power; (iv)

18,000 shares as to which Dorn claims sole voting and dispositive power; (v) 300 shares as to which Eubanks claims sole voting and dispositive power; or (vi) 3,000 shares as to which Stanley claims sole voting and dispositive power.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 1, 2007 (except as otherwise indicated below) by each of our directors and director nominees, each executive officer named by us in the Summary Compensation Table included in this proxy statement (our “named executive officers”) and by our directors and executive officers as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

	Beneficial Ownership as of March 1, 2007
Name of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
John R. Plachetka, Pharm.D.	4,191,533	(2)	14.2%
Kristina M. Adomonis	232,813	(3)	*
John E. Barnhardt	226,284	(4)	*
William L. Hodges	75,375	(5)	*
Arthur S. Kirsch	21,666	(6)	*
Kenneth B. Lee, Jr.	51,667	(7)	*
James J. Mauzey	4,167	(8)	*
Marshall E. Reese, Ph.D.	68,750	(9)	*
Jacques F. Rejeange(10)	1,600		*
Paul J. Rizzo	100,000	(11)	*
Bruce A. Tomason	146,960	(12)	*
Peter J. Wise, M.D.	432,664	(13)	1.5%
All current directors and executive officers as a group (12 persons)	5,553,479	(14)	18.1%

*	Less than 1%
(1)	Unless otherwise set forth herein, the street address of the named beneficial owners is c/o POZEN Inc., Suite 400, 1414 Raleigh Road, Chapel Hill, North Carolina 27517.
(2)	Consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the JRP Family Trust, 40% owned by John R. Plachetka through the JRP Revocable Trust, and 10% owned by his wife, Clare A. Plachetka, through her assignee, the CAP Revocable Trust; (ii) 2,071,018 shares owned by the JRP Revocable Trust; (iii) 258,826 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 681,250 shares issuable pursuant to options exercisable within 60 days. This number does not include 104,335 shares issuable pursuant to restricted stock units held by Dr. Plachetka.
(3)	Includes 182,813 shares of common stock issuable pursuant to options exercisable within 60 days.
(4)	Includes 219,034 shares of common stock issuable pursuant to options exercisable within 60 days.
(5)	Includes 69,875 shares of common stock issuable pursuant to options exercisable within 60 days.
(6)	Consists of 21,666 shares of common stock issuable pursuant to options exercisable within 60 days.
(7)	Consists of 51,667 shares of common stock issuable pursuant to options exercisable within 60 days.

(8)	Consists of 4,167 shares of common stock issuable pursuant to options exercisable within 60 days.
(9)	Consists of 68,750 shares of common stock issuable pursuant to options exercisable within 60 days.
(10)	Mr. Rejeange became a director in February 2007.
(11)	Includes 60,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(12)	Includes 90,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(13)	Includes 90,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(14)	Includes 1,539,222 shares of common stock issuable pursuant to options exercisable within 60 days. This number does not include 104,335 shares of common stock issuable pursuant to restricted stock units held by Dr. Plachetka.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board shall consist of not less than three or more than fifteen members, divided into three Classes: Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Three directors are currently serving in each of Class II and Class III. Two directors are currently serving in Class I. Our Board is authorized to increase or decrease the total number of directors within the three to fifteen range as well as the number of directors in each class.

The directorships expiring this year are Class I directorships, currently filled by Paul J. Rizzo and Jacques F. Rejeange. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has nominated Mr. Rizzo and Mr. Rejeange as nominees to stand for election at this Annual Meeting to serve as Class I directors; their terms will expire in 2010. Mr. Rejeange was elected by the Board in February 2007 to fill a vacancy resulting from an increase by the Board in the size of the Board, and is being nominated for election by our stockholders at this Annual Meeting for the first time since his election to the Board. Mr. Rejeange was recommended for initial membership on the Board by the Nominating/Corporate Governance Committee of the Board.

Each of the nominees for election at this Annual Meeting has informed us that they are willing to serve for the term to which each of them is nominated, if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table below is certain information about each the nominees for election as Class I directors, as well as those members of the Board whose current terms will extend beyond the Annual Meeting, including each director’s age and length of service as a director of POZEN, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Nominees for Election – Terms Expiring in 2010 (Class I Directors)
Paul J. Rizzo(2)	79	2002	Chairman of the board of directors and partner of Franklin Street Partners, an investment firm, since 1990; Dean of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill between 1987 and 1992; Vice Chairman of the board of directors of IBM Corporation from 1983 to 1987 and from 1993 to 1994. Serves on the boards of the following public companies: Cox Enterprises Inc. and The Maersk Company Limited.

Jacques F. Rejeange(2)	67	2007	Retired since 2005. President of Florham Consulting S.A., a healthcare consulting company based in Areuse, Switzerland, from 1995 to 2005. Served as member of board of directors of POZEN from 1997 to 2004 (Chairman from 1999 to 2000); retired from the Board in 2004. Formerly served on the boards of Amersham PLC (UK), Swiss Red Cross Foundation (CH) and NMY AG (CH). Currently serves on the board of Swisslog AG and as chairman of the board of MediCentrix AG.

Directors Whose Terms Expire in 2009 (Class III Directors)

John R. Plachetka, Pharm.D.	53	1996	Chairman of the Board of POZEN since January 2001, co-founder of POZEN and President and Chief Executive Officer of POZEN since 1996; Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995.

James J. Mauzey(1)	58	2006	Retired since July 2004; President and Chief Executive Officer of Bertek Pharmaceuticals Inc., a pharmaceutical products company and division of Mylan Laboratories, from October 2000 through July 2004; Chief Executive Officer of Innovex Worldwide, a division of Quintiles Transnational Corporation from 1999 to 2000. From 1997 to 2003, served as a director of OraPharma, Inc., a public specialty pharmaceutical company acquired by Johnson & Johnson in 2003.

Peter J. Wise, M.D. (2)	72	1996	Retired since 1996; Vice Chairman of the Board of POZEN since January 2001; co-founder of POZEN; acted in an advisory capacity to POZEN from 1996 to 2000; President and Chief Operating Officer of Pharmaceutical Product Development, Inc., a pharmaceutical services and development company, from 1993 to 1996.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Directors Whose Terms Expire in 2008 (Class II Directors)

Arthur S. Kirsch (1) (3)	55	2004	Managing Director-Partner, Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005; founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005; Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001; Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999.

Kenneth B. Lee, Jr. (1) (3)	59	2002	Lead independent director of POZEN since 2005. Independent consultant since June 2002 and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003; President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002; Partner of Ernst & Young LLP from 1982 through 2000; Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001; Managing Director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001. Serves on the boards of the following public companies: CV Therapeutics Inc. and Inspire Pharmaceuticals Inc., for which he serves as chairman of the board of directors, chair of the audit committee and member of the compensation committee.

Bruce A. Tomason(2) (3)	59	1997	Chief Executive Officer of Alterna, LLC, a branded over-the-counter medicine company, since April 2004; President of Apollo Capital Corporation, a healthcare investment banking and venture capital company, between 1991 and 2003.

(1)	Member of Compensation Committee.
(2)	Member of Nominating/Corporate Governance Committee.
(3)	Member of Audit Committee.

Vote Required for Election

The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees listed above as a Class I director of POZEN.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of the members of the Board, with the exception of Dr. John R. Plachetka, who serves as our chairman, president and chief executive officer, is independent as that term is defined under the applicable independence listing standards of the Nasdaq Global Market (Nasdaq). Our Board also reached the same determination with respect to Mr. Wood and Mr. Butler, who served as directors until May 2006, and Dr. Namm, who served as a director until June 2006.

Meetings

Our Board held six meetings of the Board during the year ended December 31, 2006. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served. It is the policy of our Board that directors attend our annual meetings of stockholders. All of our directors attended our 2006 Annual Meeting of Stockholders held on May 16, 2006.

Executive Sessions; Lead Independent Director

Our directors who are independent as defined by the Nasdaq listing standards meet in executive session without management or our president and chief executive officer present, at every regularly scheduled Board meeting. Since 2004, the Board has designated a lead independent director who acts as the leader of the independent directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our chairman, president and chief executive officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Mr. Lee is currently serving as our lead independent director.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Tomason, who serves as Chairman, Mr. Lee and Mr. Kirsch. Each of the members of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules applicable to audit committee members. Our Board has determined that each also qualifies as an audit committee financial expert as defined by the SEC.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters.

The Audit Committee held six meetings during the year ended December 31, 2006. A copy of the Audit Committee’s charter is posted on our website at www.pozen.com. The Audit Committee Report is included in this proxy statement at page 47.

Nominating/Corporate Governance Committee

The current members of the Nominating/Corporate Governance Committee (the “Governance Committee”) are Mr. Rizzo, who serves as Chairman, Mr. Tomason, Dr. Wise and Mr. Rejeange. Each of the members of the Governance Committee is independent as defined by the applicable Nasdaq listing standards.

The Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process.

The Governance Committee held four meetings during the year ended December 31, 2006. A copy of the Governance Committee’s charter is posted on our website at www.pozen.com.

Review and Approval of Related Person Transactions. Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving POZEN and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving more than $120,000 with a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the chairman of our Governance Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Governance Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Governance Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the chairman of the Governance Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Governance Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

A related person transaction will be considered approved or ratified if it is authorized by the Governance Committee or chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Governance Committee determines that the transaction is not inconsistent with POZEN’s best interests. In considering related person transactions, the Governance Committee will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter.

Evaluation and Identification of Director Nominees. The Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Governance Committee, with input from our Chairman, President and Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to POZEN. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. In evaluating potential candidates, however, the

Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand POZEN and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Governance Committee will consider the overall competency of the Board in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	crisis management; and

•	corporate governance.

In addition, the Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s

•	sound business and personal judgment;

•	diversity of origin, experience, background and thought;

•	senior management experience and demonstrated leadership ability;

•	accountability and integrity;

•	financial literacy;

•	industry or business knowledge, including science, technology, and marketing acumen;

•

the extent, nature and quality of relationships and standing in the research and local communities; in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Governance Committee;

•	independence of thought and ideas; and

•	other board appointments and service.

The Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Governance Committee will also consider stockholder recommendations for Board nominees. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations. The Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Governance Committee for nomination at our next annual stockholders’ meeting should submit information about their nominees by no later than 120 days prior to the one year anniversary of the mailing of the proxy statement for our most recent annual meeting of stockholders. Stockholders who wish to recommend a nominee should submit the following information in writing to the Chairman of the Governance Committee, c/o POZEN Inc., 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517:

•

the name of the candidate and the information about the individual that would be required to be included on a proxy statement under the rules of the SEC (including without limitation such individual’s qualifications, experience, background and share ownership, if any);

•	information about the relationship between the candidate and the nominating stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the nominating stockholder beneficially owns and the length of time the shares have been owned.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Governance Committee or the Board, by following the procedures set forth in our bylaws as described at “Certain Deadlines for the 2007 Annual Meeting” in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Lee, Mr. Kirsch and Mr. Mauzey. Mr. Lee serves as Chairman of the Compensation Committee. Each of the current members of the Compensation Committee is independent as defined by the applicable Nasdaq listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing POZEN’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

To assist in its efforts to meet the objectives and responsibilities outlined above, the Compensation Committee has retained executive compensation consultants. During 2006, the Compensation Committee retained James F. Reda & Associates and Radford Surveys + Consulting, two nationally known executive compensation and benefits consulting firms, to advise it on various matters related to executive compensation and compensation programs. For additional information on the projects undertaken by these consultants, see the discussion under “Compensation Discussion and Analysis” included in this proxy statement. The Compensation Committee engaged the consultants to provide general executive compensation consulting services and to respond to questions as needed. In addition, the consultants perform special executive compensation projects and consulting services from time to time as directed by the Compensation Committee and may from time to time advise management, with the Compensation Committee’s consent. The consultants were hired by and report to the Compensation Committee. Pursuant to its charter, the Committee has the power to hire and fire such consultants and to engage other advisors. The human resources consultant retained by management also provides information and support to the Compensation Committee as requested.

The Compensation Committee held seventeen meetings during the year ended December 31, 2006. A copy of the Compensation Committee’s charter is posted on our website at www.pozen.com. The Compensation Committee Report is included in this proxy statement at page 17.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Director, Investor Relations, 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517, telephone 919-913-1030, email investors@pozen.com.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Ethics and Conduct is posted on our website at www.pozen.com.

Compensation of our Directors

Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who serve on our Board. Directors who are also our employees do not receive any additional compensation for their service as directors of the Company.

2006 Compensation

During our 2006 fiscal year, we reimbursed each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. We also paid each of our non-employee directors a fee for each Board and Committee meeting attended, of $1,500 for each Board meeting attended in person and $750 for meetings attended by telephone, and $750 for each Committee meeting attended, whether in person or by telephone. Each of our non-employee directors received an annual retainer of $10,000 for service as a director, paid at the time of our annual stockholder meeting. The Chairman of our Audit Committee received an additional annual retainer of $5,000; other committee chairmen received an additional annual retainer of $2,500.

Additionally, under the non-employee director compensation program in place during 2006, each of our non-employee Board members received annual option grants to purchase 20,000 shares of common stock for their services as directors, granted in each calendar year on or before the date of the initial Board meeting in that calendar year and vesting 25% annually over four years, subject to the director’s continued service as a director. New directors who joined our Board received as an initial grant an option to purchase a pro-rated portion of 20,000 shares of common stock, based on the number of months the director served during that initial year. This initial grant also vested 25% annually over four years, subject to the director’s continued service as a director.

The following table further summarizes the compensation paid by us to our non-employee directors during the 2006 fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of dates of service on the Board during the year, additional compensation for chairing a committee and varying numbers of meetings attended during 2006 and corresponding payments of meeting fees.

Name (1) (2)	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Butler (6)	$6,000	—	—	—	—	—	$6,000
Arthur S. Kirsch	$26,500	—	$98,680	—	—	—	$125,180
Kenneth B. Lee, Jr.	$31,250	—	$134,300	—	—	—	$165,550
James J. Mauzey	$24,702	—	$41,696	—	—	—	$66,398
Donald H. Namm (7)	$7,952	—	—	—	—	—	$7,952
Paul J. Rizzo	$22,250	—	$134,300	—	—	—	$156,550
Bruce A. Tomason	$28,500	—	$134,300	—	—	—	$162,800
Peter J. Wise, M.D.	$19,750	—	$134,300	—	—	—	$154,050

Name (1) (2)	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ted G. Wood (8)	$5,250	—	—	—	—	—	$5,250

(1)	Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of POZEN and thus receives no compensation for his services as a director or as Chairman. The compensation received by Dr. Plachetka is shown in the Summary Compensation Table and other executive compensation tables included in this proxy statement.
(2)	Jacques F. Rejeange was elected to the Board of Directors in February 2007 and therefore is not included in this table.
(3)	Consists of the following:
a.	James R. Butler: an aggregate of $6,000 in fees paid for attending Board and Board committee meetings during 2006.
b.	Arthur S. Kirsch: a 2006 annual retainer of $10,000; and an aggregate of $16,500 in fees paid for attending Board and Board committee meetings during 2006.
c.	Ken B. Lee, Jr.: a 2006 annual retainer of $10,000; $2,500 for service as Chair of the Compensation Committee; and an aggregate of $18,750 in fees paid for attending Board and Board committee meetings during 2006.
d.	James J. Mauzey: a 2006 annual retainer of $13,452, consisting of a prorated amount of $3,452 based on Mr. Mauzey’s election to the Board in March 2006, and an annual retainer of $10,000; and an aggregate of $11,250 in fees paid for attending Board and Board committee meetings during 2006.
e.	Donald H. Namm: a 2006 annual retainer of $3,452, prorated for service on the Board from his election in March 2006 through his resignation on June 27, 2006; and an aggregate of $4,500 in fees paid for attending Board and Board committee meetings during 2006.
f.	Paul J. Rizzo: a 2006 annual retainer of $10,000; $2,500 for service as Chair of the Nominating and Corporate Governance Committee; and an aggregate of $9,750 in fees paid for attending Board and Board committee meetings during 2006.
g.	Bruce A. Tomason: a 2006 annual retainer of $10,000; $5,000 for service as Chair of the Audit Committee and an aggregate of $13,500 in fees paid for attending Board and Board committee meetings during 2006.
h.	Peter J. Wise: a 2006 annual retainer of $10,000; and an aggregate of $9,750 in fees paid for attending Board and Board committee meetings during 2006.
i.	Ted G. Wood: an aggregate of $5,250 in fees paid for attending Board and Board committee meetings during 2006.
(4)	The amount included in this column is the aggregate dollar amount of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006, and thus includes amounts from awards granted in and prior to 2006. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 7 to POZEN’s audited financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 2006 and December 31, 2005, each as filed with the SEC. Of these aggregate 2006 expense amounts, the amounts recognized from separate grants issued in 2003, 2004, 2005 and 2006, as applicable, are as follows: Mr. Kirsch ($0, $29,630, $29,200 and $39,850, respectively); Mr. Lee ($22,300, $42,950, $29,200 and $39,850, respectively); Mr. Mauzey ($0, $0, $0 and $41,696, respectively); Mr. Rizzo ($22,300, $42,950, $29,200 and $39,850, respectively); Mr. Tomason ($22,300, $42,950, $29,200 and $39,850, respectively); Dr. Wise ($22,300, $42,950, $29,200 and $39,850, respectively). These numbers do not represent the actual value that may be recognized by the directors upon option exercise.
(5)	The following table lists the number of outstanding options held by each of the directors included in the table above as of December 31, 2006, and provides additional information concerning the options granted to these directors during 2006, each of which vests 25% annually over four years and was granted at an exercise price equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant. These amounts reflect POZEN’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the directors upon option exercise.

Name	Options Outstanding as of December 31, 2006 (#)	Options Granted in 2006 Fiscal Year (#)	Date of 2006 Option Grant	2006 Option Expiration Date	2006 Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards Granted in 2006 ($)
James R. Butler (6)	0	20,000	1/3/06	5/14/06	$10.52	$159,400
Arthur S. Kirsch	53,333	20,000	1/3/06	1/3/16	$10.52	$159,400
Kenneth B. Lee, Jr.	81,667	20,000	1/3/06	1/3/16	$10.52	$159,400
James J. Mauzey	16,667	16,667	3/14/06	3/14/16	$17.70	$208,504
Donald R. Namm (7)	0	16,667	3/14/06	6/27/06	$17.70	$208,504
Paul J. Rizzo	90,000	20,000	1/3/06	1/3/16	$10.52	$159,400
Bruce A. Tomason	120,000	20,000	1/3/06	1/3/16	$10.52	$159,400
Peter J. Wise, M.D.	120,000	20,000	1/3/06	1/3/16	$10.52	$159,400
Ted G. Wood (8)	0	20,000	1/3/06	8/14/06	$10.52	$159,400
(6)	Mr. Butler resigned from the Board of Directors effective May 16, 2006. The vested options held by Mr. Butler at the time of his resignation, to the extent unexercised, expired 90 days following his resignation. All unvested options expired upon Mr. Butler’s resignation.
(7)	Dr. Namm resigned from the Board of Directors effective June 27, 2006. The options held by Dr. Namm at the time of his resignation had not vested or become exercisable and thus expired on the date of his resignation.
(8)	Mr. Wood resigned from the Board of Directors effective May 16, 2006. The vested options held by Mr. Wood at the time of his resignation, to the extent unexercised, expired 90 days following his resignation. All unvested options expired upon Mr. Wood’s resignation.

2007 Compensation

Our Board approved changes to our non-employee director compensation program at a meeting held in February 2007. Summarized below are the principal terms of the amended compensation arrangements for our non-employee directors, which became effective January 1, 2007.

Cash Compensation. We will reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings and otherwise in connection with service as a director. We also pay each non-employee director the following retainer fees:

•	An annual retainer of $30,000

•

An annual retainer for Board committee Chairs, as follows: $5,000 for service as Chair of the Nominating/Corporate Governance Committee; $7,500 for service as Chair of the Compensation Committee; and $10,000 for service as Chair of the Audit Committee

•

An annual retainer for Board committee members (other than committee Chairs), as follows: $3,750 for service on the Nominating/Corporate Governance Committee; $5,000 for service on the Compensation Committee; and $7,500 for service on the Audit Committee

All retainers are payable quarterly and pro-rated for service of less than a full quarter; retainers may be reduced if a director fails to attend at least 75% of all required Board and committee meetings. No compensation is paid to directors for attendance at individual Board or Board committee meetings.

Equity Compensation. Each non-employee director is eligible to receive the following equity compensation:

•

Upon his or her initial election to the Board, stock options to purchase 20,000 shares of our common stock. This initial grant vests one-third annually over three years, subject to continued service as a director.

•

On the date of each annual meeting of stockholders, a combination of 2,000 restricted stock units (RSUs) payable in shares of our common stock and stock options to purchase 5,000 shares of our common stock. The RSUs and the stock options vest on the earlier of the one-year anniversary of the grant or the date of the next annual stockholder meeting, subject in either case to the director’s continued service on the Board at that date.

Both the initial and the annual stock options are granted at an exercise price per share equal to the closing price of our common stock, as reported on NASDAQ, on the date of grant, have a ten-year term and are exercisable for a period of up to three years following the date the director’s service on the Board terminates, to the extent vested as of such date. Directors who join the Board less than 90 days prior to the date of the next annual stockholder meeting will receive a 50% reduction in their initial year’s annual RSUs and stock options. All stock options and RSUs awarded pursuant to this director compensation program are granted under and subject to the terms and conditions of the POZEN 2000 Equity Compensation Plan, as amended and restated, including without limitation the terms providing for acceleration of vesting upon a change of control.

In connection with the adoption of the amended program, each of our non-employee directors who was serving as a director at the beginning of 2007 agreed to waive receipt of the annual option grant of 20,000 shares of common stock which otherwise would have been granted at the beginning of January 2007 under the prior non-employee director compensation program.

As a part of the amended compensation program, the Board established a non-employee director stock ownership guideline of shares equal in value to three times the annual director retainer of $30,000, to be acquired over a five year period. Directors are generally encouraged to hold their shares of POZEN stock while they serve on the Board.

The Board also established a retirement program based on a combination of age and years of service pursuant to which qualifying directors may become entitled to receive extended exercisability or accelerated vesting of outstanding options. If a non-employee director leaves the Board at age 55 or older having served as a director for at least six years, which need not be served consecutively, the period of time in which the director may exercise any vested outstanding stock options may be extended to a period not to exceed the later of the end of the calendar year, or the fifteenth day of the third month following the date, when the option would otherwise have expired. If a qualifying director has served for at least 12 years, which need not be served consecutively, at the time of retirement from the Board, all unvested grants may also be accelerated.

OUR EXECUTIVE OFFICERS

Below is information about each of our named executive officers. This information includes each officer’s age, his or her position with POZEN, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board elects our officers annually, and officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
John R. Plachetka, Pharm.D.	53	Chairman, President and Chief Executive Officer

William L. Hodges	52	Senior Vice President, Finance and Administration, Chief Financial Officer

Marshall E. Reese, Ph.D.	61	Executive Vice President, Product Development

Kristina M. Adomonis	52	Senior Vice President, Business Development

John E. Barnhardt	57	Vice President, Finance and Administration

John R. Plachetka, Pharm.D. is Chairman of the Board of Directors, a co-founder, President and Chief Executive Officer of POZEN and has held such positions since our inception in 1996. Prior to founding POZEN, Dr. Plachetka was Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995 and was President and Chief Executive Officer of Clinical Research Foundation-America, a leading clinical research organization, from 1990 to 1992. From 1981 to 1990, he was employed at Glaxo Inc. Dr. Plachetka received his B.S. in Pharmacy from the University of Illinois College of Pharmacy and his Doctor of Pharmacy from the University of Missouri-Kansas City.

William L. Hodges joined POZEN in August 2004 as Senior Vice President of Finance and Administration and Chief Financial Officer. Mr. Hodges began his career in the pharmaceutical industry with Burroughs Wellcome Co. in 1985. In 1991, he moved to London and worked in Group Finance for the Wellcome Foundation, Ltd. within Group Finance. Mr. Hodges worked on mergers and acquisitions and was Regional Controller for Northern Europe and Japan. In 1993, he returned to Burroughs Wellcome in North Carolina as Director of Procurement. Mr. Hodges was Vice President, Corporate Planning and Business Support at GlaxoWellcome before being appointed acting Senior Vice President and CFO for the fifteen months leading up to the merger between GlaxoWellcome plc and SmithKline Beecham plc which was completed in December of 2000. Most recently Mr. Hodges was Senior Vice President and CFO of Pergo, Inc. located in Raleigh, North Carolina. Mr. Hodges received his B.S. from the University of North Carolina at Chapel Hill and is a Certified Public Accountant.

Marshall E. Reese, Ph.D. joined POZEN in October 2004 as Executive Vice President of Product Development. Dr. Reese was most recently employed at the Swiss-based pharmaceutical company Novartis as senior vice president and global head of research and development, Consumer Health Care. Prior to joining Novartis in 1999, Dr. Reese held several senior executive positions at Glaxo Inc. and GlaxoWellcome, including vice president of global OTC development and manufacturing with GlaxoWellcome, based in the United States, and vice president of development planning and international OTC strategies for Glaxo and GlaxoWellcome, in both the United States and the United Kingdom. Dr. Reese received his B.S., M.S., and Ph.D. degrees from the University of Tennessee at Knoxville.

Kristina M. Adomonis joined POZEN in June 1999 as Senior Vice President of Business Development. Prior to joining POZEN, Ms. Adomonis was Vice President of Global Business Development & Licensing, OTC at Novartis Consumer Health from 1997 to 1999. From 1994 to 1997, she was Director of Business Development in Burroughs Wellcome’s and Glaxo Wellcome’s U.S. operations. Prior to Glaxo, she served on the Canadian Executive Committees of Burroughs Wellcome and Abbott Laboratories, where she managed the Business Development Units of these two respective operations. She began her career in the industry in 1980 with F. Hoffman-La Roche Ltd. Ms. Adomonis received a B.S. in Chemistry from Tufts University and her M.B.A. from McGill University.

John E. Barnhardt joined POZEN in March 1997 as Vice President of Finance and Administration. Prior to joining POZEN, Mr. Barnhardt was Chief Financial Officer of Medco Research, Inc. from 1993 to 1996 and Principal Accounting Officer of Microwave Laboratories, Inc. from 1988 to 1993. Mr. Barnhardt received a B.S. from North Carolina State University, and while employed at Ernst & Ernst (now Ernst & Young LLP), received his CPA certification.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) included in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in POZEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and this proxy statement.

Submitted by:
The Compensation Committee of the Board of Directors

Kenneth B. Lee, Jr., Chairman
Arthur S. Kirsch
James J. Mauzey

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains our compensation program as it pertains to our named executive officers – namely, our president and chief executive officer (CEO), our chief financial officer and our three other most highly compensated executive officers. For purposes of this CD&A, we refer to these persons as our “executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Overview

The Compensation Committee of our Board, which is comprised solely of independent directors and “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations, is responsible for our executive compensation program. The Compensation Committee receives staff support from members of our management and from management’s human resources consultant. In addition, the Compensation Committee directly engages external compensation consultants to advise and assist the Committee in the performance of its duties. During 2006, the Compensation Committee engaged and was advised by two such independent consulting firms, James F. Reda & Associates, LLC and Radford Surveys + Consulting, a business unit of Aon, on projects related to executive compensation.

The Compensation Committee reviews and approves all compensation paid to our executive officers and is responsible for determining the most appropriate total executive compensation principles that govern such compensation. These principles are based on our business strategy and business model and are designed to be competitive with our peer group of companies and consistent with stockholder interests. In accordance with its charter, the Compensation Committee’s responsibilities include reviewing and approving our overall compensation philosophy and the adequacy and market effectiveness of our compensation plans and programs; evaluating the performance of and reviewing and approving total compensation for our executive officers; and administering our equity-based and other incentive programs.

Philosophy; Objectives

We are committed to providing competitive levels of compensation to our employees, including our executive officers, to ensure that we are able to recruit, retain and motivate the high caliber talent we require in our business. Our business model includes a significant amount of outsourcing and we therefore need smart, talented, experienced project managers in each area of expertise to be successful. We believe it is important that our employees be given the opportunity to be well rewarded for strong performance against goals that support individual development and our future success. In determining the total compensation for our executive officers, the Compensation Committee’s aim is to provide compensation that assists us in meeting these objectives. The Compensation Committee seeks to maintain compensation that is in overall conformance with sound market practices and comparable to and competitive with the compensation packages of executives of similar companies, while recognizing individual and organizational performance.

We rely on survey data and information on compensation paid by comparable companies to benchmark our executive compensation programs. Competitive compensation levels and practices for our executive officers were evaluated and established through an initial analysis conducted in 2001 by Buck Consultants, a compensation consulting firm. This analysis examined base salary and incentive compensation for our executive positions across a comparable group of companies, as well as in selected salary surveys. In 2005 the Compensation Committee retained James F. Reda & Associates (Reda) to develop an updated group of comparable companies, which the Committee used in negotiating a new employment agreement with our CEO, signed in March 2006, and to assess the continuing competitiveness of the compensation of our other executive officers. This peer group consists of the following companies:

Abgenix, Inc.	Icagen, Inc.
Adolor Corporation	Insmed, Incorporated
Amylin Pharmaceuticals, Inc.	Inspire Pharmaceuticals, Inc.
Atherogenics, Inc.	Neurogen Corporation
Biocryst Pharmaceuticals, Inc.	Northfield Laboratories Inc.
Cell Therapeutics, Inc.	Nuvelo, Inc.
CV Therapeutics, Inc.	Onyx Pharmaceuticals, Inc.
Cytogen Corporation	Pain Therapeutics, Inc.
Dendreon Corporation	Progenics Pharmaceuticals, Inc.
Dov Pharmaceutical, Inc.	Santarus, Inc.
Durect Corporation	Targacept, Inc.
Endo Pharmaceuticals Holdings, Inc.	Telik, Inc.
Entremed, Inc.	Trimeris Inc.
Geron Corporation	Vical, Incorporated
Guilford Pharmaceuticals, Inc.

These companies were selected based on the following criteria:

•	Biotechnology and pharmaceutical companies that meet one or more of the following criteria:

•	Development stage company

•	Developer of pain related therapeutics

•	Located in Mid-Atlantic or Southeast United States, and

•	Companies with revenues in a range of up to $50 million.

In late 2006, the Compensation Committee retained Radford Surveys + Consulting (Radford) to assist with a number of compensation-related projects, including assessment of our equity-based and other long-term incentive programs. As a part of this work, Radford developed a group of peer companies that included certain of the companies in the Reda peer group and several additional companies. The following companies are included in the Radford peer group (companies that were not included in the peer group developed by Reda are indicated with an asterisk below):

Abgenix, Inc.	Northfield Laboratories Inc.
Adolor Corporation	Noven Pharmaceuticals, Inc.*
Alnylam Pharmaceuticals, Inc.*	NPS Pharmaceuticals, Inc.*
Atherogenics, Inc.	Nuvelo, Inc.
Auxilium Pharmaceuticals, Inc.*	Onyx Pharmaceuticals, Inc.
Biocryst Pharmaceuticals Inc.	Pain Therapeutics, Inc.
Dendreon Corporation	Progenics Pharmaceuticals, Inc.
Entremed, Inc.	Salix Pharmaceuticals, Ltd.*
Enzon Pharmaceuticals, Inc.*	Santarus, Inc.
Geron Corporation	Targacept, Inc.
GTx, Inc.*	Telik, Inc.
Idenix Pharmaceuticals, Inc.*	Trimeris Inc.
Insmed, Incorporated	Vical, Incorporated
Inspire Pharmaceuticals, Inc.	Neurogen Corporation

These companies were selected based on the following criteria:

•	Late stage of product development

•	Market caps between $200 and $800 million

•	Fewer than 300 employees

•	Biotechnology companies on the East Coast to balance the national profile of the previous peer group

Radford was asked in late 2006 to provide the Compensation Committee with a review of executive compensation in relation to this revised peer group, which confirmed base pay and bonuses at median levels and equity compensation above median levels.

What we reward

Our executive compensation program is designed to reward achievement of annual and long-term corporate goals, as well as individual goals that are supportive of our corporate goals and strategic objectives. Our executive management establishes and submits annual corporate goals for the year to our Board for approval. These annual business goals are based on calendar year objectives that are specific and measurable, and align with our longer term strategic direction. The goals represent important corporate achievements and value drivers of POZEN, and generally involve progressing specific product candidates in the product development pipeline or achieving a product regulatory approval. The Compensation Committee uses its discretion to evaluate achievement of these goals, along with completion of strategic activities and individual performance, in determining annual adjustments to compensation and annual awards for our executive officers. The Compensation Committee recognizes that external and other extraordinary factors may lead to adjustments of corporate efforts that may not be reflected in our annual Board-approved corporate goals; therefore, the Compensation Committee uses its judgment in completing a thorough review of annual corporate and personal performance before the annual awards are approved.

Our compensation program is designed to provide higher levels of pay when executive and organizational performance exceeds the performance standards. Likewise, individual and organizational performance that falls short of the approved standards will result in payments and overall compensation that are below competitive market targets. Our compensation programs are designed not only to reward past performance, but to provide incentives for continued high levels of executive performance, particularly through the multi-year vesting of our equity awards. Individual executives are reviewed annually to assess performance against their goals. We are guided by the overarching principle that the highest comparative levels of compensation should be paid to our highest performing executives.

We believe that the mix of salary and potentially significant variable cash and equity-based incentives that we employ in our executive compensation programs motivates our executive officers to work to build long-term value for our stockholders. The Compensation Committee believes that, based on its evaluation, the compensation paid to our executive officers, as reported in this CD&A and the compensation tables included in this proxy statement, is fair and reasonable.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee is responsible for making all compensation decisions for our executive officers. Dr. Plachetka, our CEO, annually reviews the performance of each of our other executive officers and makes recommendations regarding their compensation to the Compensation Committee. The annual goal setting process for our executive officers other than our CEO involves establishing performance criteria supportive of our annual corporate goals and includes elements of participation and refinement by our executive officers, with final agreement by our CEO. Each executive officer’s goals are designed to require significant effort, cooperation and effectiveness in business plan execution in order achieve the performance standards. In evaluating our executive officers other than the CEO, the Compensation Committee relies in part on the input and recommendations of our CEO. In evaluating our CEO’s compensation, the Compensation Committee considers, among other factors, an annual self assessment submitted by our CEO, as well as a thorough review of corporate performance. Dr. Plachetka is not present during the Compensation Committee’s deliberations or determinations of his compensation.

Elements of Compensation

The primary components of our executive compensation program are:

•	base salary

•	annual cash incentives

•	long-term incentives; and

•	benefits.

In addition, employment agreements with each of our executive officers provide for potential payments upon certain terminations of employment and upon a change of control of our company. Each of the four principal elements of our executive compensation program is discussed in the following paragraphs. The employment agreements are described in the narrative accompanying the Summary Compensation Table and Grants of Plan-Based Awards Table that are included in this proxy statement and the section of this proxy statement beginning on page 32 entitled “Potential Payments on Termination and Change of Control”. The Compensation Committee believes that each of these compensation elements complements the others and that together they serve to achieve our compensation objectives.

In compensating our CEO and our other executive officers, the Compensation Committee seeks to ensure stockholder alignment by providing competitive base salaries targeted at the median of the peer group; annual performance-based cash bonuses targeted at the median of the peer group; and longer-term awards under our equity-based incentive programs that are currently targeted above the median of the peer group. The Compensation Committee, in conjunction with management, is reviewing the level of current equity compensation and alternative equity compensation strategies to determine if changes or alternatives are more appropriate given POZEN’s stage of development and changes to the competitive landscape.

Although all of our full time, regular salaried employees are eligible to receive cash bonuses and stock options or other equity-based compensation and this general compensation philosophy applies throughout the organization, our CEO and other executive officers have a higher percentage of their total compensation at risk, as they have greater responsibility for and a more direct impact on overall corporate results. The compensation tables included in this proxy statement detail approximate base salary versus variable compensation splits of approximately 20% / 80% to 33% / 67% for the CEO and other executive officers. In making decisions that result in this allocation, the Compensation Committee relies in part upon advice from its independent consultants.

Base salary

We believe that the base salary of our CEO and other executive officers should provide a level of assured cash compensation that is commensurate with their senior professional status and career accomplishments. Accordingly, their base salaries are designed to be competitive with similar positions within the biopharmaceutical industry. In addition to the peer group analyses undertaken by the Compensation Committee as described above, we participate in and subscribe to a large, validated annual salary survey of life science companies. The Compensation Committee relies on these tools to set base salaries for our executive officers that are benchmarked to competitive market pay practices.

Base salary adjustments include a combination of cost-of-living and merit increases, based on the executive’s performance of his or her key responsibilities and duties, and are typically approved and communicated in December of each year to take effect on January 1st of the following year. The Compensation Committee considers each executive officer’s self assessment of annual performance in its base salary review process and takes into account the CEO’s assessment of and recommendations with respect to each of the other executive officers.

During the fiscal year ended December 31, 2006, Dr. Plachetka received a base salary of $464,815, which represented an approximate 12% increase over his base salary in 2005. The 2006 increase was based, in part, on an analysis conducted by the Compensation Committee’s consultant, James F. Reda & Associates, of base salary compensation of chief executives at peer group companies, as described above, in connection with the negotiation of Dr. Plachetka’s new employment agreement entered into in March 2006. Our other executive officers received salary adjustments of between 4% and 5%. The 4 to 5% raises were in line with raises of comparable companies based on the survey data to which we subscribe.

Annual cash incentives

The Compensation Committee’s practice is to award annual cash bonuses to our CEO and our other executive officers on a discretionary basis based on a review of corporate and individual performance objectives. Our executive officers have the opportunity to earn an annual incentive cash bonus that is calculated as a percentage of the executive’s annual base salary. Our CEO’s target bonus level, as specified in his employment agreement, is 65% of base salary. The bonus target level for each of the other executive officers for 2006 was 40% of base salary. Bonuses have historically been approved and communicated in December of each year in recognition of the achievement of goals and other contributions during the year and usually have been paid after year-end. If warranted in special circumstances, individual one-time discretionary bonuses may also be awarded during the course of the year.

In considering annual bonuses, the Compensation Committee evaluates the annual performance of the CEO and each of the other executive officers, focusing on the executive’s performance in his or her area or areas of functional responsibility as well as the achievement of our annual corporate goals and other significant corporate accomplishments. With respect to the executive officers other than the CEO, the bonus is also based on achievement of the executive’s individual goals for the year, which may include individual development goals designed to facilitate professional growth and succession planning. The Compensation Committee also takes into account the recommendations of the CEO in determining the bonuses for our other executive officers. Annual bonuses are utilized to drive annual performance based upon the establishment and agreement of annual goals. The level of the bonus may also be impacted by other accomplishments during the year.

For 2006, our CEO was awarded a cash bonus of $300,300 which represented 100% of his targeted bonus opportunity. Of this amount, $225,225, or 75%, was paid in February 2007. The remaining 25% was awarded as a contingent bonus and will only be paid if the U.S. Federal Drug Administration (FDA) approves Trexima, our drug candidate being developed under our collaboration with GlaxoSmithKline (GSK), on or before December 31, 2007. The cash bonus was awarded in recognition of Dr. Plachetka’s contributions and leadership during the year, including his role as principal scientific innovator. The Compensation Committee considered a variety of factors in awarding the bonus, including Dr. Plachetka’s efforts with respect to our strategic licensing agreement with AstraZeneca relating to our PN product candidates, including securing a $40 million upfront payment, as well as other business development efforts, the regulatory status of Trexima, progress in the development of our other product candidates, particularly PN and lornoxicam, his contributions toward clinical advancements in our development programs, substantial completion of stated strategic activities for the year, POZEN’s stock performance that was at the top of the peer group, and his success in motivating and retaining key personnel.

Our other executive officers were awarded annual bonuses for fiscal 2006 performance, as follows:

William L. Hodges	$117,206 (44% of base pay)
Kristina M. Adomonis	$90,111 (40% of base pay)
John E. Barnhardt	$77,700 (40% of base pay)
Marshall E. Reese	$96,512 (32% of base pay)

Of the total awarded to Dr. Reese, $48,256, or 50%, was awarded as a contingent bonus, which will only be paid if the FDA approves Trexima on or before December 31, 2007. The Compensation Committee approved these discretionary bonuses in recognition of the accomplishment of, or significant progress toward, corporate goals in the areas of clinical and regulatory milestones related to Trexima, PN and our other product candidates, the regulatory status of Trexima, the achievement of certain business development objectives, including the execution of a significant licensing agreement with AstraZeneca, completion of 2006 strategic activities, POZEN stock performance that was at the top of the peer group, as well as the individual executive officer’s performance of his or her areas of functional responsibility and accomplishment of individual goals.

In addition to these annual bonuses, the Compensation Committee awarded special one-time bonuses, paid in September 2006, to our CEO and certain of our executive officers, in recognition of their extraordinary contributions in the successful negotiation and execution of a major global licensing agreement with AstraZeneca. The following special bonus amounts were paid to our executive officers:

John R. Plachetka	$ 169,950	William L. Hodges	$ 16,500
Kristina M. Adomonis	$180,400	Marshall E. Reese	$16,500

These bonuses are reflected in the “Bonus” column in the Summary Compensation Table included in this proxy statement. Ms. Adomonis also received a $56,320 bonus paid for achievement of business development objectives specified in 2005 (execution of a licensing agreement for our PN product), and a payment of $75,000 in January 2006, which constituted the third of four equal pro rata payments under a special bonus awarded by our Board in 2003 in recognition of her contributions in connection with our collaboration and licensing agreement with GSK. The bonus vests and is payable each January 1 over four years commencing in 2004, subject to continued employment.

Equity and other long-term incentive compensation

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and we and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FAS 123R that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (RSUs) or other stock-based vehicles. We and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices.

In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards. For example, due in part to his significant ownership of our stock, the Compensation Committee has determined that long-term incentive awards to our CEO may include a non-equity component, or may be paid wholly in cash, as determined by the Compensation Committee.

Stock options and other long-term equity incentive awards are made under our 2000 Equity Compensation Plan. Stock options generally have a ten-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been 25% annually over four years from the date of grant. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an annual target option or long-term incentive award opportunity. The actual amount of the annual option grant or other long-term incentive award for each of our executive officers is determined on a discretionary basis by the Compensation Committee. In determining the amount of the awards, the Compensation Committee evaluates factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as progression of our drug development pipeline, licensing deals, regulatory approval and stock price movement relative to our peers, execution of and/or progress toward fulfilling our long-term strategic plan, as well as the executive’s performance and contribution to our annual and long-term strategic goals. The Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards, which may include special one-time awards such as the Trexima performance-based options awarded in January 2005 to all of our employees, including our executive officers. The number and principal terms of the Trexima performance options held by each of our executive officers are disclosed in the table entitled “Outstanding Equity Awards at Fiscal Year End” included in this proxy statement.

All employees, including our executive officers, are also eligible for annual awards granted in recognition of individual and corporate performance during the year. These discretionary annual stock options have historically been granted to all employees early in January of the following year. In accordance with that practice, our executive officers were granted stock options in January 2006 after reviewing 2005 performance. After reviewing 2006 performance, our executive officers other than our CEO were granted options in January 2007, and our CEO was granted a long-term incentive award in February 2007 consisting of a mix of cash, options and restricted stock units. The options granted in 2006 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this proxy statement; the awards granted in 2007 will appear in next year’s proxy statement.

2006 Awards. In January 2006, after a review of performance in 2005 and in accordance with the principles outlined above, the Compensation Committee awarded our CEO a stock option to purchase 168,750 shares of our common stock, which represented 90% of his targeted 2005 long-term incentive award opportunity. Our CEO fills the roles of Chairman of the Board, president and chief scientific officer as well as being an inventor on most of POZEN’s patents. The Compensation Committee considered these factors and the CEO’s significant contributions to the Company in 2005 in approving the award. The Compensation Committee also awarded an aggregate of 243,750 options to our other executive officers, after reviewing 2005 performance and based on a 75,000 share target stock option award for each of those executive officers for the year. Ms. Adomonis also received an additional grant of 48,750 options in 2006, which the Compensation Committee approved upon the achievement of business development objectives specified in 2005. This option was granted on August 4, 2006 at an exercise price equal to the NASDAQ-reported closing price of our stock on the date of grant. The option vests 25% annually over four years and has a ten-year term. This option is also reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table included in this proxy statement.

2007 Changes to Equity Awards Program. In March 2007, the Compensation Committee approved recommendations by management to adjust downward the option target levels for certain employee awards, including for our executive officers other than our CEO, to more closely align with our peer group. The Compensation Committee also approved management’s recommendations to modify certain aspects of our employee equity awards program. These modifications include decreasing the vesting period for future employee stock option awards from four-year annual to three-year annual vesting and extending the time during which employees may exercise vested options following termination of employment (other than termination for cause) from 90 days to one year. In addition, the Compensation Committee approved a retirement program under which the Compensation Committee may accelerate an employee’s unvested options and extend the exercise period of currently outstanding options upon retirement if the employee has been employed by us for ten or more years and is 55 years old or older. The Compensation Committee believes that these modifications are in line with competitive practices and that the changes to the employee equity awards program will enhance POZEN’s ability to continue to attract and retain high quality talent.

Procedures and Policies for Granting Equity-based Awards

As described above, the Compensation Committee approves the grant of all stock options and other awards to our CEO and other executive officers, as well as to the non-employee members of our Board. New-hire grants for our executive officers are approved by the Compensation Committee prior to employment and are granted on the date of hire. There were no new-hire executive officer grants in 2006. As discussed above, annual option awards to our executive officers, as well as to all employees, have historically been granted on the first business day in January, following a meeting by the Compensation Committee in December to approve the annual grants and to set the grant date. In cases where options are granted as a result of certain material achievements, such grants are issued no earlier than two days after the public announcement of the material information. In all cases, stock options are granted at exercise prices equal to the closing price of our stock as reported on NASDAQ on the date of grant.

As permitted under our 2000 Equity Compensation Plan, the Compensation Committee has delegated to our CEO the authority to grant up to a specified aggregate number of stock options in two circumstances:

•	option grants to non-executive officer employees in connection with their year-end performance reviews; and

•	initial option grants to new non-executive officer employees upon commencement of employment in accordance with a specified schedule of numbers of options per grant, based on hiring position.

These options are granted at an exercise price equal to the closing price of our common stock on the grant date and on vesting and other terms consistent with standard forms of option agreement approved for use under our 2000 Equity Compensation Plan. Any grants at levels above the schedule or otherwise not on such authorized terms must be approved by the Compensation Committee.

Benefits; Perquisites

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular full-time employees.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in 2006 we matched all employee contributions at 50% up to the IRS imposed limit. The IRS maximum allowable contribution in 2006 was $15,000, with an additional $5,000 allowed for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to two times the employee’s annual base salary.

Perquisites

We provide certain additional perquisites to our CEO. These perks include the payment of life and disability insurance premiums above the level provided to our other employees, and reimbursement of certain expenses associated with our CEO’s tax and estate planning, his employment agreement and the administration of his Rule 10b5-1 trading plan. The aggregate compensation value of these benefits was $29,691 in 2006 and is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Post-employment Benefits

We do not offer post-employment health or life insurance to our executive officers other than to the extent such benefits are payable pursuant to their employment agreements as described below under “Severance and Change of Control Benefits”.

Severance and Change of Control Benefits

We believe that providing reasonable severance benefits to our executive officers upon a change of control event or in the context of termination by us without cause or by the executive for good reason (as defined in their employment agreements) is an important part of maintaining a competitive executive compensation program and contributes to our ability to attract and retain high quality executives. In part, this reflects our recognition that it may be difficult for a senior executive to find a comparable position in a relatively short period of time following termination of employment. We also believe that providing reasonable protections to our executive officers in the event of a change of control is helpful in aligning our executives’ interests with those of our stockholders in the event a potential change of control situation should occur.

We maintain certain plans and have entered into employment agreements with our executive officers that require that we provide severance and related benefits in the event of a termination of employment or a change of control. In connection with negotiating these provisions in our executives’ employment agreements, the Compensation Committee received advice from its consultants as to practices and levels of such benefits among comparable companies. These provisions and benefits, as well as an estimate of the dollar value of these benefits that would be payable to our executive officers under specified assumed conditions, are described in the section of this proxy statement beginning on page 32 entitled “Potential Payments on Termination and Change of Control.”

Tax and Accounting Implications

In setting elements of compensation, the Compensation Committee considers the impact of the following tax and accounting provisions:

•

Section 162(m). In making compensation decisions, the Compensation Committee is mindful of the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the Code), which generally disallows a tax deduction to public companies for certain compensation over $1 million paid in any year to its CEO and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Compensation Committee generally seeks, where feasible, to structure the incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of Section 162(m). However, the Compensation Committee may elect to make awards that are subject to the Section 162(m) limit, such as restricted stock units or cash awards, when it believes that such awards are appropriate to attract and retain top-quality executives or otherwise achieve our compensation objectives.

•

Section 409A. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Code Section 409A in determining the form and timing of compensation awarded to our executives.

•

Sections 280G and 4999. Our employment agreements with our executive officers provide for tax protection in the form of a gross-up payment to reimburse the executive for certain excise taxes imposed under Section 4999 of the Internal Revenue Code as well as additional taxes resulting from such reimbursement. Section 4999 imposes a 20% excise tax on each executive who receives “excess parachute payments” in connection with a change of control, and Section 280G disallows the tax deduction to the company of any amount of an excess parachute payment that is contingent on a change of control. Payments as a result of a change of control that exceed three times the executive’s base amount (the average annualized taxable compensation for the five preceding years) may be considered excess parachute payments, and the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives whose employment terminates in connection with a change of control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination benefits for our executive officers. We believe the provision of tax protection for excess parachute payments for our executive officers is consistent with market practice and is a valuable executive attraction and retention incentive.

•

Accounting Rules. Various rules under generally accepted accounting practices determine the manner in which grants for equity-based and other compensation are accounted for in our financial statements. In the first quarter of 2006, we began expensing equity awards in accordance with SFAS 123R. Among the factors it considers when making compensation decisions for our executive officers, the Compensation Committee takes into account the accounting treatment under SFAS 123R of equity-based and alternative forms of compensation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by or, with regard to stock awards and options, the amount expensed by POZEN during the fiscal year ended December 31, 2006 for, our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
John R. Plachetka, Pharm.D., President and Chief Executive Officer	2006	$464,815	$470,250[4]	$400,391[5]	$1,299,130	$29,691[6]	$2,664,277
William L. Hodges, Chief Financial Officer, Senior Vice President, Finance and Administration	2006	$246,403	$133,706[7]	—	$339,191	$10,000	$729,300
Kristina M. Adomonis, Senior Vice President, Business Development	2006	$227,329	$401,831[8]	—	$529,380	$10,000	$1,168,540
John E. Barnhardt, Vice President, Finance and Administration[9]	2006	$196,019	$77,700[10]	—	$339,376	$10,000	$623,095
Marshall E. Reese, Ph.D., Executive Vice President, Product Development	2006	$304,331	$113,012[11]	—	$382,771	$10,000	$810,114

(1)	Reflects discretionary bonuses awarded during 2006 for performance during 2006, whether or not actually paid during 2006.
(2)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006, and thus include amounts from option awards granted in and prior to 2006. Pursuant to SEC rules, the amounts in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 7 to POZEN’s audited financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 2006 and December 31, 2005, each as filed with the SEC. See the Grants of Plan-Based Awards Table for additional information on awards made to the named executive officers in 2006. Of the aggregate 2006 expense amounts listed in this column, the amounts recognized from separate grants awarded in 2003, 2004, 2005 and 2006, as applicable, are as follows: Dr. Plachetka ($209,062, $429,500, $324,234 and $336,334, respectively); Mr. Hodges ($0, $105,200, $84,553 and $149,438, respectively); Ms. Adomonis ($147,656, $214,750, $90,665 and $76,309, respectively); Mr. Barnhardt ($37,603, $72,424, $79,911 and $149,438, respectively); and Dr. Reese ($0, $185,250, $48,083 and $149,438, respectively). These amounts reflect POZEN’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.
(3)	For each named executive officer other than Dr. Plachetka, the amounts shown in this column reflect an employer matching contribution to 401(k) plan.
(4)	This amount includes the following:
•	a bonus in the amount of $169,950 paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca; and

•

an annual bonus in the amount of $300,300 awarded in recognition of performance in 2006, of which 75% was paid in February 2007. Payment of the remaining 25% is contingent upon POZEN’s receiving final approval from the FDA for Trexima on or before December 31, 2007.

(5)	The amount included in this column is the dollar amount of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006 from a restricted stock unit award granted in 2004. The restricted stock units vest in three equal annual installments, commencing with an initial vesting date of January 1, 2005, may accelerate in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan, and are payable in shares of common stock, to the extent vested, when Dr. Plachetka ceases to be employed by, or provide service to, POZEN. Dividends will not be paid on the restricted stock units; however, the number and kind of restricted stock units may be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN. Pursuant to SEC rules, this amount excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating this dollar amount, see Note 7 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC.
(6)	Consists of $10,000 in employer matching contribution to 401(k) plan; $4,778 for payment of supplemental life and disability insurance premiums; and $14,913 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services.
(7)	Consists of a $117,206 annual bonus awarded in recognition of performance in 2006 and paid in January 2007; and a $16,500 bonus paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca.
(8)	Consists of a $90,111 annual bonus awarded in recognition of performance in 2006 and paid in January 2007; $75,000 representing the 2006 pro rata amount of a bonus granted in 2003 which vests 25% annually over four years on January 1 of each year, commencing January 1, 2004; a $56,320 bonus paid in August 2006 upon the achievement of business development objectives specified in 2005, and a $180,400 bonus paid in September 2006 in recognition of special contributions in connection with the negotiation of the collaboration agreement with AstraZeneca.
(9)	Mr. Barnhardt served as an executive officer through May 2006; he continues to serve as a corporate officer and our principal accounting officer.
(10)	Consists of a $77,700 annual bonus awarded in recognition of performance in 2006 and paid in January 2007.
(11)	Consists of a $16,500 bonus paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca; and a $96,512 annual bonus awarded in recognition of performance in 2006, of which 50% was paid in January 2007. Payment of the remaining 50% is contingent upon POZEN’s receiving final approval from the FDA for Trexima on or before December 31, 2007.

Grants of Plan-Based Awards in 2006

The following table provides additional information about awards granted to our named executive officers in 2006.

Name	Grant Date	Date of Board/ Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards $/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
John R. Plachetka, Pharm.D.	1/3/06	12/16/05	—	168,750	[3]	$10.52	$1,344,938
William L. Hodges	1/3/06	12/16/05	—	75,000	[3]	$10.52	$597,750

Name	Grant Date	Date of Board/ Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards $/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kristina M. Adomonis	1/3/06	12/16/05	—	18,750	[4]	$10.52	$149,438
	8/4/06	8/2/06	—	48,750	[4]	$10.31	$373,913
John E. Barnhardt	1/3/06	12/16/05	—	75,000	[3]	$10.52	$597,750
Marshall E. Reese, Ph.D.	1/3/06	12/16/05	—	75,000	[3]	$10.52	$597,750

(1)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.
(2)	The amounts included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with FAS 123R and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 7 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC.
(3)	Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting dates occurring on the one-year anniversary of the respective dates of grant. The options were awarded after reviewing performance during 2005.
(4)	Each of the options awarded to Ms. Adomonis in 2006 and included in this table was awarded under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting date occurring on the one-year anniversary of the respective date of grant. The options granted in January 2006 were awarded after reviewing performance during 2005.

Employment Agreements

During 2006, each of our named executive officers was employed pursuant to employment agreements with us. Each employment agreement specifies, among other things, the named executive officer’s initial base salary, bonus opportunity, entitlement to participate in our benefits plans and post-termination benefits and obligations. The post-employment benefits are described in the section entitled “Potential Payments upon Termination or Change of Control” appearing beginning on page 32 of this proxy statement.

Dr. Plachetka’s agreement has an initial term of three years and automatically renews for successive one-year periods thereafter unless either party provides at least six months’ notice of its intention not to renew the agreement. Under the agreement, Dr. Plachetka is entitled to an annual base salary of at least $462,000 effective as of January 1, 2006. Annual increases, if any, are to be made based on performance and in the sole discretion of our Board or the Compensation Committee. Under the terms of the agreement, Dr. Plachetka is eligible to receive an annual cash incentive bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of sixty-five percent (65%) of Dr. Plachetka’s annual base salary. Dr. Plachetka is also eligible to receive annual awards under a long-term incentive program with a target value of $1,700,000 for the first year of the agreement, subject to annual review by the Compensation Committee. Awards under the long-term incentive program are based on performance and made in the discretion of the Compensation Committee. The agreement also provides for the payment by the Company of certain life and disability insurance premiums and the reimbursement of certain estate, tax and legal expenses relating to the agreement, and expenses relating to the establishment and administration of a Rule 10b5-1 securities selling program, incurred by Dr. Plachetka, up to a maximum reimbursement of $45,000 per year.

Our employment agreements with Mr. Hodges, Ms. Adomonis, Mr. Barnhardt and Dr. Reese have initial terms of either one or two years. Each agreement automatically renews for successive one-year terms after the expiration of the initial term, unless either party to the agreement terminates the agreement. The agreements specify initial annual base salary amounts that are subject in each case to performance and merit-based increases, as determined by the Compensation Committee. The executives are eligible to receive annual bonuses of up to 40% of base salary, to be awarded as determined by and in the discretion of the Compensation Committee.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John R. Plachetka, Pharm.D.	137,500	—	—	$6.60	4/25/2011	—		—
	93,750	—	—	$5.20	1/2/2012	—		—
	140,625	46,875	—	$5.18	1/2/2013	—		—
	100,000	100,000	—	$10.19	1/2/2014	—		—
	35,156	105,469	—	$7.06	1/3/2015	—		—
	—	—	108,219	$7.06	1/3/2015	—		—
	—	168,750	—	$10.52	1/3/2016	—		—
	—	—	—	—	—	32,712	[4]	$555,777	[5]
William L. Hodges	35,500	40,000	—	$6.24	8/2/2014	—		—
	7,813	23,437	—	$7.06	1/3/2015	—		—
	—	—	35,395	$7.06	1/3/2015	—		—
	—	75,000	—	$10.52	1/3/2016	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kristina M. Adomonis	18,750	—	—	$13.19	1/18/2011	—	—
	18,750	9,375	—	$5.18	1/2/2013	—	—
	28,125	9,375	—	$13.10	7/31/2013	—	—
	50,000	50,000	—	$10.19	1/2/2014	—	—
	9,375	28,125	—	$7.06	1/3/2015	—	—
	—	—	32,655	$7.06	1/3/2015	—	—
	—	18,750	—	$10.52	1/3/2016	—	—
	—	48,750	—	$10.31	8/4/2016	—	—
John E. Barnhardt	16,777	—	—	$0.19	3/15/2007
	8,431	—	—	$0.19	3/15/2008	—	—
	33,725	—	—	$0.89	3/15/2009	—	—
	6,745	—	—	$4.25	10/4/2010	—	—
	25,000	—	—	$13.19	1/18/2011	—	—
	33,725	—	—	$5.20	1/2/2012	—	—
	25,293	8,432	—	$5.18	1/2/2013	—	—
	16,862	16,863	—	$10.19	1/2/2014	—	—
	8,431	25,294	—	$7.06	1/3/2015	—	—
	—	—	27,889	$7.06	1/3/2015	—	—
	—	75,000	—	$10.52	1/3/2016	—	—
Marshall E. Reese, Ph.D.	50,000	50,000	—	$8.88	10/18/2014	—	—
	—	—	43,719	$7.06	1/3/2015	—	—
	—	75,000	—	$10.52	1/3/2016	—	—

(1)	Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting date occurring on the one-year anniversary of the respective date of grant.
(2)	These options were granted under our 2000 Equity Compensation Plan as part of a Company-wide incentive program. The options have a 10-year term and will vest in full upon the later to occur of January 3, 2007 or POZEN’s receipt of final FDA approval of Trexima; provided, however, that 25% of each option will be forfeited if FDA approval does not occur prior to June 30, 2007, and 100% of each option will be forfeited if FDA approval does not occur on or before December 31, 2007.
(3)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.
(4)	Represents the unvested portion of 98,135 restricted stock units awarded to Dr. Plachetka in May 2004. The restricted stock units vest in three equal annual installments, commencing with an initial vesting date of January 1, 2005, and in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan. The shares of common stock represented by the RSUs, once vested, are payable when Dr. Plachetka ceases to be employed by or perform services for POZEN. No dividends are payable on the restricted stock units; however, the restricted stock units will be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN.
(5)	Calculated by multiplying the closing market price of POZEN’s common stock on December 29, 2006 by the unvested number of restricted stock units.

Option Exercises and Stock Vested in 2006 Fiscal Year

The following table provides information regarding our named executive officers’ exercise of stock options and vesting of restricted stock awards during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John R. Plachetka, Pharm.D.	—	—	32,712	$344,130

William L. Hodges	—	—	—	—

Kristina M. Adomonis	28,125	$277,664	—	—

John E. Barnhardt	—	—	—	—

Marshall E. Reese, Ph.D.	—	—	—	—

(1)	Calculated based on the closing market price of POZEN’s common stock on the respective date of exercise less the exercise price for such shares, but excluding any tax obligation incurred or other payment made in connection the exercise.
(2)	Represents the value of restricted stock units that vested during 2006. Dr. Plachetka was awarded 98,135 restricted stock units in May 2004, which vest in three equal annual installments on January 1, 2005, January 1, 2006 and January 1, 2007. Calculated by multiplying the number of shares represented by the restricted stock units by the market price of POZEN’s common stock on January 3, 2006, the first trading date on NASDAQ following the vesting date.

Pension Benefits For 2006 Fiscal Year

The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2006 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation For 2006 Fiscal Year

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not have any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

Upon termination of employment or a change of control, our named executive officers are entitled to certain compensation and benefits under the terms of their employment agreements, as well as other plans and arrangements provided by us. The tables below list the potential compensation payable to each named executive officer under various hypothetical termination scenarios. The discussion and the amounts shown in the tables assume that the termination or change of control took place on December 31, 2006, and thus include amounts earned through such time, and assume that the price per share of our stock was the closing market price on December 29, 2006 ($16.99). The amounts shown are estimates of the amounts that would be paid out to the executive officers. The amounts that the executive officers would receive in an actual termination or change of control can only be determined at the time the event occurs.

John R. Plachetka

The following table describes the potential payments upon termination or a change of control for John R. Plachetka, Pharm.D., our president and chief executive officer (CEO).

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Not Following a Change of Control	Change of Control (Voluntary Termination for Good Reason)		Change of Control (Termination Without Cause or Non-Renewal of Contract)		Change of Control (No Termination)
Compensation:
Salary Continuation (1x or 2x) [1]	$0	$929,630	$0	$0	$464,815		$929,630		$0
Bonus (1x or 2x) [2]	$0	$580,426	$290,213	$0	$290,213		$580,426		$0
Stock Options – Accelerated [3,4]	$0	$1,515,648 (3)	$0	$0	$4,447,328	(4)	$4,447,328	(4)	$4,447,328	(4)
Restricted Stock Units [5]	$0	$0	$0	$0	$555,777		$555,777		$555,777
Benefits and Perquisites
Health Care Continuation [6]	$0	$13,515	$0	$0	$13,515		$13,515		$0
280G Tax Gross Up [7]	$0	$0	$0	$0	$1,108,782		$1,511,598		$0

(1)	Annual 2006 base salary is $464,815.
(2)	The bonus component is based on the annual bonuses for 2005 and 2006 and excludes special bonuses made during those years. The reported amount is calculated as two times the average annual bonuses awarded to Dr. Plachetka over the previous two years. The average of the annual bonuses paid in 2005 ($258,426) and 2006 ($322,000) is $290,213.
(3)	The $1,515,648 represents options on 174,218 shares that would otherwise vest in 2007. The aggregate value reported is based on the spread between the closing stock market price of $16.99 on December 29, 2006 and the exercise price of the options, which varies between $5.18 and $10.52.
(4)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Plachetka as of December 31, 2006 would vest. The $4,447,328 represents options on 529,313 shares that would otherwise vest in 2007, 2008, 2009 and 2010. The aggregate value reported is based on the spread between the closing stock market price of $16.99 on December 29, 2006 and the exercise price of the options, which varies between $5.18 and $10.52.
(5)	This number assumes that all outstanding unvested restricted stock units held by Dr. Plachetka as of December 31, 2006 would vest (see note 4 above). The reported value for the restricted stock units is equal to 32,712 underlying shares times the closing market stock price of $16.99 on December 29, 2006.
(6)	Dr. Plachetka is entitled to continue participation in our health plan for 18 months after termination, or, alternatively POZEN will reimburse him for its share of COBRA premiums for such health benefits for a period of 18 months. The reported amount assumes that we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2006 for 18 months.
(7)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Dr. Plachetka. The reported numbers assume a December 29, 2006 closing stock price of $16.99.

William L. Hodges

The following table describes the potential payments upon termination or a change of control of POZEN for William L. Hodges, Senior Vice President and chief financial officer.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$246,404	$0	$0	$246,404	$0
Bonus [2]	$0	$105,561	$0	$0	$105,561	$0
Stock Options – Accelerated[3]	$0	$0	$0	$0	$1,499,452	$1,499,452
Benefits and Perquisites
Health Care Continuation [4]	$0	$9,010	$0	$0	$9,010	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$395,077	$0

(1)	Annual 2006 base salary is $246,404.
(2)	The bonus component is based on the annual bonuses for 2005 and 2006 and excludes special bonuses made during those years. The reported amount is calculated as the average of the bonuses paid in 2005 ($93,915) and 2006 ($117,206).

(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Mr. Hodges as of December 31, 2006 would vest. The reported amount represents options on 173,832 shares that would otherwise vest in 2007, 2008, 2009 and 2010. The aggregate value reported is based on the spread between the closing stock market price of $ 16.99 on December 29, 2006 and the exercise price of the options, which varies between $6.24 and $10.52.
(4)	Mr. Hodges is entitled to continue participation in our health plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2006 for 12 months.
(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Mr. Hodges. The reported number assumes a December 29, 2006 closing stock price of $16.99.

Kristina M. Adomonis

The following table describes the potential payments upon termination or a change of control of POZEN for Kristina M. Adomonis, Senior Vice President, Business Development.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$227,329	$0	$0	$227,329	$0
Bonus [2]	$0	$84,046	$0	$0	$84,046	$0
Stock Options – Accelerated [3]	$0	$0	$0	$0	$1,537,695	$1,537,695
Benefits and Perquisites
Health Care Continuation [4]	$0	$4,550	$0	$0	$4,550	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$0	$0

(1)	Annual 2006 base salary is $227,329.
(2)	The bonus component is based on the annual bonuses for 2005 and 2006 and excludes special bonuses made during those years. The reported amount is calculated as the average of the bonuses paid in 2005 ($77,981) and 2006 ($90,111).
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Ms. Adomonis as of December 31, 2006 would vest. The reported amount represents options on 197,030 shares that would otherwise vest in 2007, 2008, 2009 and 2010. The aggregate value reported is based on the spread between the closing stock market price of $16.99 on December 29, 2006 and the exercise price of the options, which varies between $5.18 and $13.10.
(4)	Ms. Adomonis is entitled to continue participation in our health plan for the shorter of one year or until she obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium in effect at December 31, 2006 for 12 months.
(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Ms Adomonis. The reported number assumes a December 29, 2006 closing stock price of $16.99.

Marshall E. Reese

The following table describes the potential payments upon termination or a change of control of POZEN for Marshall E. Reese, Executive Vice President, Product Development.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary[1]	$0	$304,331	$0	$0	$304,331	$0
Bonus [2]	$0	$106,256	$0	$0	$106,256	$0
Stock Options – Accelerated[3]	$0	$0	$0	$0	$1,324,880	$1,324,880
Benefits and Perquisites
Health Care Continuation [4]	$0	$0	$0	$0	$0	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$437,641	$0

(1)	Annual 2006 base salary is $304,331.
(2)	The bonus component is based on the annual bonuses for 2005 and 2006 and excludes special bonuses made during those years. The reported amount is calculated as the average of the bonuses paid in 2005 ($116,000) and 2006 ($96,512).
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Reese as of December 31, 2006 would vest. The reported amount represents options on 168,719 shares that would otherwise vest in 2007, 2008, 2009 and 2010. The aggregate value reported is based on the spread between the closing stock market price of $16.99 on December 29, 2006 and the exercise price of the options, which varies between $7.06 and $10.52.
(4)	Dr. Reese is entitled to continue participation in our health plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. As of December 31, 2006, Dr. Reese is not a participant in our health plan. As a result, the reported amount assumes we have no obligation to provide continuing health benefits to Dr. Reese after termination.
(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Dr. Reese. The reported number assumes a December 29, 2006 closing stock price of $16.99.

John E. Barnhardt

The following table describes the potential payments upon termination or a change of control of POZEN for John E. Barnhardt, Vice President, Finance and Administration.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary[1]	$0	$196,019	$0	$0	$196,019	$0
Bonus [2]	$0	$75,850	$0	$0	$75,850	$0
Stock Options – Accelerated[3]	$0	$0	$0	$0	$1,227,608	$1,227,608
Benefits and Perquisites
Health Care Continuation [4]	$0	$9,010	$0	$0	$9,010	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$353,901	$0

(1)	Annual 2006 base salary is $196,019.
(2)	The bonus component is based on the annual bonuses for 2005 and 2006 and excludes special bonuses made during those years. The reported amount is calculated as the average of the bonuses paid in 2005 ($74,000) and 2006 ($77,700).
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Mr. Barnhardt as of December 31, 2006 would vest. The reported amount represents options on 153,478 shares that would otherwise vest in 2007, 2008, 2009 and 2010. The aggregate value reported is based on the spread between the closing stock market price of $16.99 on December 29, 2006 and the exercise price of the options, which varies between $5.18 and $10.52.
(4)	Mr. Barnhardt is entitled to continue participation in our health plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2006 for 12 months.
(5)	See the narrative that follows these tables for a discussion of the gross-up benefit payable to Mr. Barnhardt. The reported number assumes a December 29, 2006 closing stock price of $16.99.

Described below are the relevant contract, plan or arrangement terms which provide for the compensation and benefits set forth in the five preceding supporting tables. All assumptions apply to all tables unless specifically noted.

Base Compensation and Bonuses

Chief Executive Officer

Pursuant to his employment agreement, upon a termination without cause or a voluntary termination by John R. Plachetka, our CEO, for good reason (each as defined in his employment agreement), he is entitled to continue to receive annual salary for a period of two years following such termination. He is also entitled to receive a lump sum bonus equal to two times the average of the annual bonuses paid to him in the two prior years. Upon termination due to death or disability, he is entitled to receive a lump sum bonus equal to a pro rated amount of the average annual bonuses paid to him in the two prior years. Upon a termination by our CEO for good reason in connection with a change of control, he is entitled to receive annual salary for a period of one year following such termination and a lump sum bonus equal to the average of the annual bonuses paid to him in the two prior years.

Other Named Executive Officers

Pursuant to their employment agreements, upon a termination without cause or a voluntary termination by the executive for good reason (each as defined in their employment agreements), whether or not in connection with a change of control, our other current named executive officers are entitled to a lump sum payment equal to one year’s base salary plus the average annual bonus paid to them over the preceding two years.

Accelerated Vesting of Options and Other Stock-Based Awards

2000 Equity Compensation Plan

Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, all outstanding awards, including those held by our named executive officers, accelerate and become fully exercisable upon a change of control. Vesting of all outstanding stock options accelerates and the restrictions and conditions on all outstanding restricted stock, restricted stock units and other similar stock-based awards lapse and such awards become fully vested, payable or exercisable, as applicable. If, as a result of the change of control, we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding options that are not exercised are to be assumed by, or replaced with comparable options or rights by, the surviving corporation. The Compensation Committee may also take certain other actions as provided in the 2000 Equity Compensation Plan.

For purposes of the 2000 Equity Compensation Plan, a change of control is generally defined to include any of the following:

•	a person or entity becomes the owner of 50% or more of the voting power of the outstanding securities of POZEN;

•	the merger or consolidation of POZEN with another company where the stockholders of POZEN will not own shares entitling such stockholders to more than 50% of all votes;

•	the sale of substantially all the assets of POZEN; or

•	a liquidation or dissolution of POZEN.

Chief Executive Officer

Stock Options. As of December 31, 2006, our CEO held certain time-based stock options which vest at a rate of 25% annually, and 108,219 options issued under a company-wide Trexima option incentive program. The Trexima options are contingent upon POZEN’s receiving FDA approval of Trexima in 2007. The earliest vesting date for the Trexima options is the date POZEN receives FDA approval. If FDA approval is not received prior to June 30, 2007, the CEO will forfeit 25% of these options, and if approval is not received by December 31, 2007, the CEO will forfeit all of the options.

Under his employment agreement, in the event of a termination of employment without cause by POZEN, or voluntary termination by the CEO for good reason, Dr. Plachetka will be entitled to accelerated vesting of any stock options which would otherwise vest during the 12 month period following the termination. For purposes of this analysis, based upon the assumed December 31, 2006 termination date, he would be entitled to vest upon such termination in any options which would otherwise vest prior to December 31, 2007. However, in the event of a change of control on December 31, 2006, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of the CEO’s options would become fully vested.

All of these options must be exercised within 90 days of the CEO’s termination of employment according to the terms of the applicable stock option agreements.

Restricted Stock Units. In 2004, our CEO was granted restricted stock units under our 2000 Equity Compensation Plan, payable in shares of common stock, to the extent vested, when the CEO terminates his employment with or service to POZEN. Upon a change of control, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, our CEO will be entitled to the accelerated vesting of 32,712 restricted stock units that would otherwise vest on January 1, 2007.

Other Named Executive Officers

As of December 31, 2006, our other named executive officers held certain time-based stock options which vest at a rate of 25% annually, and an aggregate of 96,512 options issued under a company-wide Trexima option incentive program. As described above, the Trexima options are contingent upon POZEN’s receiving FDA approval of Trexima in 2007. The earliest vesting date for the Trexima options is the date POZEN receives FDA approval. If FDA approval is not received prior to June 30, 2007, these named executive officers will forfeit 25% of these options, and if approval is not received by December 31, 2007, they will forfeit all of the options.

In the event of a change of control on December 31, 2006, in accordance with the terms of our 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of these executive officers’ options would become fully vested. All of these options must be exercised within 90 days of the executive’s termination of employment according to the terms of the applicable stock option agreements.

As of December 31, 2006, our other named executive officers did not hold any outstanding restricted stock or restricted stock units.

General Release

Under the terms of our employment agreements with our named executive officers other than Ms. Adomonis and Mr. Barnhardt, payment of severance compensation and benefits upon termination of the executive’s employment without cause by POZEN, the executive’s voluntary termination for good reason or termination of the executive’s employment for good reason in connection with a change of control are subject to and conditioned upon the executive’s signing a general release with POZEN.

Termination without Cause or Upon Non-Renewal of Term and Termination for Good Reason

Our named executive officers will be entitled to certain benefits as described in the tables above if the executive officer’s employment is terminated by POZEN for reasons other than cause or by the executive officer for good reason.

Chief Executive Officer

For our CEO, a termination is for cause if the CEO:

•	Is convicted of, or pleas no contest to, any crime that constitutes a felony;

•	Commits an act of embezzlement, fraud or theft, or commits willful misconduct or dishonest behavior that is detrimental to the reputation, business or operations of POZEN;

•	Repeatedly fails or refuses to perform his reasonably assigned duties, which remains uncorrected 30 days after receiving written notice;

•	Fails to comply with the policies or directives of the Board of Directors; or

•	Violates the terms and conditions of his nondisclosure, inventions and non-solicitation agreement.

Our CEO may terminate his employment for good reason if:

•	POZEN reduces, or fails to pay when due, any salary or other benefits payable under the employment agreement;

•	His duties, responsibilities, title or authority are materially adversely changed or diminished;

•	POZEN materially breaches its obligations under the CEO’s employment agreement;

•	The CEO’s office is relocated to a location more than fifty miles from the current location;

•	The CEO is not elected, or is removed, as a director of POZEN, unless in connection with a change of control;

•	POZEN fails to obtain an acquiring company’s agreement to assume the CEO’s employment agreement; or

•	A change of control occurs and the CEO gives notification of his intention to terminate his employment (see discussion below).

Pursuant to his employment agreement, our CEO will be entitled to certain benefits as described in the table above if his employment agreement is not renewed, but only if such non-renewal occurs within 24 months following a change of control. The CEO is also entitled to certain benefits as described in the tables above if, within 60 days following a change of control event, he notifies us that he intends to terminate his employment and the effective date of such termination is not less than 90 days after the date of the notice. For purposes of the CEO’s employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan.

Other Named Executive Officers

For our other named executive officers, a termination is for cause if the executive:

•	Commits an illegal or dishonest act that is materially detrimental to POZEN;

•	Fails to carry out his assigned duties, which remains uncorrected 30 days after receiving written notice;

•	Fails to comply with the policies or directives of the Board of Directors;

•	Violates the terms and conditions of the employment agreement or his or her nondisclosure, inventions and non-solicitation agreement; or

•	Violates company harassment or discrimination policies.

These executives may terminate their employment for good reason if:

•	POZEN breaches its obligations under the executive’s employment agreement;

•	The executive’s duties and responsibilities are substantially reduced or diminished;

•	The executive’s office is relocated to a location more than fifty miles from the current location; or

•	A change of control occurs and the executive gives notification of his or her intention to terminate his employment (see discussion below).

Our other named executive officers will be entitled to certain benefits as described in the tables above if, within 60 days following the change of control event, the executive officer provides us with a notice of the officer’s intent to terminate his employment, and the effective date of such termination is not less than 60 days after the date of the notice. For purposes of these executives’ employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan. Our other executive officers will receive no severance benefits based solely on termination by non-renewal of their employment agreements at the end of their respective terms.

280G Tax Gross-up

Chief Executive Officer

Upon a change of control of POZEN, our CEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse our CEO for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes, in the circumstances described below. Pursuant to the terms of his employment agreement, our CEO is entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon him as a result of the change of control, any income and excise taxes imposed upon him as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed upon him as a result of POZEN’s reimbursement of such excise or income taxes. Notwithstanding the foregoing, if the total of all payments to which our CEO is entitled in connection with the change of control is less than 115% of the safe harbor under the applicable IRS regulations, then he is not entitled to a gross up payment and the amounts payable to him are reduced to the amount of the safe harbor. For this purpose, the safe harbor is an amount that is equal to 2.99 times the average annualized taxable compensation reported for the CEO over the five preceding years. For purposes of the 280G calculation reflected in the preceding table, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the CEO’s executing a noncompetition agreement. The payment of the 280G tax gross-up, if applicable, will be payable to our CEO for any excise tax incurred regardless of whether his employment is terminated.

Other Named Executive Officers

Upon a change of control of POZEN, our other named executive officers may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse these executive officers for all excise taxes that are imposed on them under Section 280G and any income and excise taxes that are payable by them as a result of any reimbursements for Section 280G excise taxes. These executive officers are entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon them as a result of the change of control, any income and excise taxes imposed on them as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed on them as a result of this reimbursement for excise or income taxes. For purposes of the 280G calculation reflected in the preceding tables, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the other executive officers’ executing a noncompetition agreement. The payment of the 280G tax gross-up will be payable to the executive for any excise tax incurred regardless of whether the executive’s employment is terminated.

PROPOSAL 2

APPROVAL OF THE SECOND AMENDED AND RESTATED POZEN INC. 2000 EQUITY

COMPENSATION PLAN

You are being asked to approve the second amendment and restatement of our 2000 Equity Compensation Plan, as amended and restated (the “2000 Plan”), which was originally approved at the annual meeting of POZEN’s stockholders in May 2000 and amended and restated in 2004. The Board approved the second amendment and restatement of the 2000 Plan on April 12, 2007, subject to stockholder approval at the Annual Meeting. The Board recommends that stockholders approve the second amendment and restatement of the 2000 Plan, as so amended and restated, the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “Restated Plan”).

The Restated Plan provides for an increase in the number of shares of common stock authorized for issuance under the Plan from 5,500,000 to 6,500,000, clarifies and sets forth the terms of the stock units that may be granted under the Restated Plan, makes certain other changes in order to address compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the Code) and the Fair Labor Standards Act of 1938, as amended, updates the Plan to clarify or modify certain mechanical provisions and to conform to changes in applicable law and continues the various performance criteria which may be used in establishing specific targets to be attained as a condition to the vesting of one or more cash or stock-based awards under the Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Restated Plan does not change the limit on the number of shares (2,000,000 shares) that may be issued pursuant to grants other than options under the Plan.

We believe that the availability of an additional 1,000,000 shares of common stock will ensure that we continue to have a sufficient number of shares authorized for issuance under the Restated Plan based on our current expectations regarding the number of shares we believe will be needed to fund awards to new hires and additional awards to our existing employees and directors over the next two years. As of March 30, 2007, grants under the 2000 Plan were outstanding with respect to 4,312,314 shares of common stock, leaving 434,690 shares available for issuance. As of such date, there were approximately 44 employees, officers and directors eligible to participate in the 2000 Plan. Individuals who may serve as consultants and advisers to the company are also eligible to participate in the 2000 Plan. Further, there are grants outstanding with respect to 98,403 shares of common stock under our original stock option plan, under which no additional awards are permitted to be made.

We believe that the number of shares currently available for issuance under the Plan is not sufficient in view of our compensation structure and philosophy. The use of stock-based incentives is a key component of our overall compensation philosophy and is a practice that we plan to continue. We have historically awarded stock options to all of our full-time employees. Employee stock ownership is a core value of our operating culture, and we believe that stock ownership encourages our executives and other employees to create value for our company over the long term. In addition, our Board has concluded that our ability to attract, retain and motivate top quality management and employees, as well as directors, is critical to our success and would be enhanced by our continued ability to grant equity-based compensation.

As a result of changes under FASB Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, the accounting treatment of stock options is no longer more favorable to us than the treatment of other stock-based awards. We also understand the concern of stockholders regarding the potential dilutive impact of our equity plans, and we believe that grants of alternative equity-based compensation, including stock units, could have a lesser dilutive effect on stockholders; however, in our view these alternative vehicles may be less directly related to stock performance than options. We have begun to evaluate the benefits and possible broader use of other forms of equity-base awards, including restricted stock units, in addition to options, and the Restated Plan includes additional provisions relating to the terms under which restricted stock units may be granted. Effective January 2007, we amended the compensation program for our non-employee directors to provide for annual grants consisting of a combination of stock options and restricted stock units in lieu of solely stock options. We will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, as appropriate, will re-evaluate alternative equity-based compensation vehicles in future periods in light of changing or evolving practices.

We are seeking to have the stockholders approve the Restated Plan as proposed, including the setting of performance goals for performance-based awards, as set forth in Section 10 of the Restated Plan. Approval is required for the increase in the shares authorized for issuance under the Restated Plan and to ensure that options and other awards granted under the Restated Plan will continue to qualify for the performance-based exception to the deduction limitations of Section 162(m) of the Internal Revenue Code (Code Section 162(m)). See paragraph below entitled Performance-Based Awards.

A copy of the Restated Plan is attached as Appendix A to this proxy statement.

Summary of the Restated Plan

The following is a summary of the principal provisions of the Restated Plan, as proposed. This summary is qualified in its entirety by reference to the full text of the Restated Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the Restated Plan is to provide all employees of the company and our subsidiaries, including employees who are also members of our Board, our non-employee directors, and consultants and advisors who perform bona fide services for us or any of our subsidiaries, with the opportunity to receive grants under the Restated Plan of incentive stock options, nonqualified stock options, stock awards, including restricted stock, stock units, performance units and other stock-based awards. We believe that grants under the Restated Plan will encourage the participants of the Restated Plan to contribute materially to our growth, by more closely aligning their economic interests with those of the stockholders.

Administration

The Compensation Committee of our Board administers the Restated Plan, and has broad authority under the Restated Plan, including to:

•	determine which of our employees, non-employee directors, and eligible consultants and advisers will receive grants under the Restated Plan;

•	determine the type, size and terms of grants to be made to each such individual;

•

determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, such as upon termination of employment;

•	amend the terms of any previously issued grant; and

•	make decisions with respect to any other matters arising under the Restated Plan.

The Compensation Committee has the full power and authority to administer, implement and interpret the Restated Plan. To the extent it deems appropriate, the Compensation Committee may delegate certain authority under the Restated Plan to one or more subcommittees and, to the extent permitted under applicable law, to one or more officers of POZEN. Pursuant to its authority, the Compensation Committee has granted authority to our chief executive officer to make awards to new non-executive officer employees in connection with their initial employment and annual awards to our non-executive officer employees based on certain guidelines and an aggregate limit on the number of shares subject to such awards established by the Compensation Committee. In addition, the Board, in its discretion, retains the right to grant and/or ratify awards under the Restated Plan.

Types of Awards; Eligible Participants

Grants to participants under the Restated Plan may include:

•

options to purchase shares of our common stock, including incentive stock options (ISOs), which may be granted only to employees of POZEN or its subsidiaries, and nonqualified stock options (NQSOs), which may be granted to employees, non-employee directors and eligible consultants and advisers to POZEN; and

•

stock awards, including restricted stock, performance units, stock units and other stock-based awards, all of which may be granted to employees, non-employee directors and eligible consultants and advisers to POZEN.

Stock Options

The per share exercise price of any option granted under the Restated Plan will be determined by the Compensation Committee and may be equal to or greater than the fair market value of our common stock on the day the option is granted. The option exercise price may be paid for by the optionee in cash or, with the approval of the Compensation Committee, by delivery of shares of common stock owned by the participant or any other method that the Compensation Committee may approve, provided that full payment must be made before the issuance of the shares of common stock issuable upon such exercise. The Compensation Committee determines the vesting and exercisability of options granted under the Restated Plan, including (other than in the case of termination for cause) the period following termination of employment or engagement with us during which an option may be exercised. The term of any option granted under the Restated Plan may not exceed ten years from the date of grant. No ISOs may be granted to a participant who, at the time of grant, owns common stock giving him or her more than 10 percent of the total combined voting power of all classes of our stock or the stock of any parent or subsidiary of ours, unless the per share exercise price of the option is not less than 110% of the fair market value of our common stock on the date of grant and the term of the ISO is not greater than five years from the date of grant.

Stock Awards

Stock awards may be granted with or without restrictions on transferability, for some or no consideration, or subject to other conditions, such as the achievement of specific performance goals or lapse of a specified period of time. The Compensation Committee has the authority to make all determinations about any restrictions or other conditions, including without limitation, acceleration and duration of exercisability, or extension, of such awards.

Stock Units

Restricted stock units may be granted with or without consideration and subject to terms set by the Compensation Committee. Restricted stock units represent the right to receive shares at a specified date in the future, subject to forfeiture of such right due to termination of services or failure to meet specified performance goals or other conditions applicable to such units as determined by the Compensation Committee. Restricted stock units will be evidenced by a written agreement between us and the participant, and the terms and conditions applicable to restricted stock units may vary from participant to participant. The Committee will determine all terms of restricted stock units, including, without limitation, the number of shares subject to the grant, any vesting provisions, the time or times during which the restricted stock units may be paid or settled, the consideration (cash, shares or some combination of cash and shares) to be distributed upon settlement of the restricted stock units and the effect of termination of a recipient’s services on the restricted stock units. If a restricted stock unit is based on the achievement of performance goals, then the Compensation Committee will determine the nature, length and starting date of any performance period, establish the specific performance goals to be considered and determine the number of shares subject to such performance-based grant. Restricted stock units may be paid in the form of cash or whole shares or a combination of cash and shares, either in a lump sum payment or in installments, as the Compensation Committee may determine with respect to any specific grant.

Performance Units

Each performance unit represents the right of a grantee to receive an amount based on the value of the performance unit, which will be equal to the fair market value of our common stock on the day of grant, if the related performance goals or other conditions set by the Compensation Committee are met. Payments with respect to performance units will be made in shares of our common stock, or a combination of common stock or cash, as determined by the Compensation Committee, provided that the cash portion may not exceed 50% of the amount to be distributed.

Other Stock-Based Awards

Other stock-based awards which may include any awards based on or measured by our capital stock (such as stock appreciation rights and similar rights) may be made under terms and conditions determined by the Compensation Committee.

Other Plan Limitations

Under the terms of the Restated Plan, no individual may receive grants in any one calendar year relating to more than 1,000,000 shares of common stock. Generally, awards are not transferable and only a participant, during his or her lifetime, may exercise rights under a grant of an ISO, NQSO, stock award, stock unit, performance unit or other stock-based award.

Performance-Based Awards

The Restated Plan permits the Compensation Committee to impose and specify objectively determinable performance goals that must be met with respect to grants of stock awards, stock units, performance units and other stock-based awards that are intended to be performance-based. Pursuant to Code Section 162(m), as a public corporation, we are generally not permitted to a tax deduction for compensation paid to our chief executive officer or any of our four other most highly compensated officers in excess of $1,000,000 in any year unless such compensation is qualified as “performance-based compensation.” The Restated Plan is designed to comply with Code Section 162(m) so that performance-based awards that are conditioned on pre-established performance goals (as described below) will be excluded from the $1,000,000 cap, and therefore, remain fully deductible. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions. Stock awards, stock units, performance units and other stock-based awards granted to any employee as performance-based compensation may not consist of more than 1,000,000 shares of common stock for any performance period.

The performance goals of performance-based awards, to the extent designed to meet the requirements of Code Section 162(m), will be based on one or more of the following measures, or a combination of such measures, applicable to a business unit or POZEN and its subsidiaries (as applicable) as a whole, as specified in the Restated Plan: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

Consequences of a Change of Control

In the event of a change of control of POZEN, as defined in the Restated Plan, unless the Compensation Committee determines otherwise, all outstanding options will automatically accelerate and become fully exercisable, all restrictions on outstanding stock awards will automatically lapse, all outstanding performance units and restricted stock units will become fully vested and will be paid, and all other outstanding stock-based awards will become fully vested, exercisable or payable in full, as the case may be. In the event of a change of control where POZEN is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined by the Compensation Committee, all outstanding ISOs and NQSOs will be assumed by or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and all other outstanding grants will be converted to similar grants of the surviving corporation (or a parent of the surviving corporation). In the event of a change of control, the Compensation Committee may also take any of the following actions:

•

require surrender of outstanding ISOs or NQSOs in exchange for payment or payments of cash or common stock in an amount by which the fair market value of the common stock exceeds the exercise price of the option under such terms as the Compensation Committee may determine; or

•	after giving participants the opportunity to exercise outstanding ISOs or NQSOs, terminate any or all unexercised options.

Amendment; Termination

The Board may amend or terminate the Restated Plan at any time. However, stockholder approval is required for any change that is required to be approved by the stockholders by law, under the rules of the Nasdaq Stock Market or any other applicable stock exchange, or in order for any grant to meet applicable requirements of the Internal Revenue Code. The Restated Plan will terminate on June 12, 2017, the day immediately preceding the tenth anniversary of the effective date of the Restated Plan, unless the Board terminates the Restated Plan earlier or extends it with approval of our stockholders.

Forfeitures; Changes in our Stock

If any grant made under the Restated Plan expires, is cancelled, surrendered or otherwise terminated, shares subject to such grant will again be available for grants under the Restated Plan. In addition, if there is any change in the number or kind of our common stock outstanding, such as because of a stock dividend, stock split, merger, or other extraordinary event, the Compensation Committee shall make appropriate adjustments to reflect such change, including by adjusting the maximum number of shares available for grants under the Restated Plan or to an individual in any calendar year.

New Plan Benefits

Because the granting of awards under the Restated Plan is discretionary, benefits to be received under the Restated Plan, as proposed, by individual optionees and other recipients of awards (other than non-employee directors, whose equity compensation is described under the heading “Compensation of Directors” included in this proxy statement) are not determinable at this time. Accordingly, it is not possible at present to predict who may be granted any stock option or other award under the Restated Plan or the terms of any such award that may be granted. Pursuant to our current compensation program for non-employee directors, effective January 2007, each non-employee director is entitled to receive:

•	upon his or her initial election to the Board, options to purchase 20,000 shares of our common stock, vesting annually over three years, subject to continued service as a director; and
•

on the date of each annual meeting of stockholders (commencing with the 2007 Annual Meeting of Stockholders), a combination of 2,000 restricted stock units payable in shares of our common stock and stock options to purchase 5,000 shares of our common stock, each vesting on the earlier of the one-year anniversary of the grant or the date of the next annual stockholder meeting, subject in either case to the director’s continued service on the Board at that date.

Stock Price

The closing sales price of our common stock on April 17, 2007 was $13.84 per share.

Equity Compensation Plans

The following table provides information with respect to all of our compensation plans under which equity compensation is authorized as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	3,806,248	$8.35	978,426
Equity compensation plans not approved by security holders	—	—	—
Total	3,806,248	$8.35	978,426

(1)	Excludes 98,135 restricted stock units issued under our 2000 Equity Compensation Plan, as amended and restated, to our president and chief executive officer.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the Restated Plan. This discussion is intended only for the general information of stockholders in considering how to vote at the Annual Meeting and not as tax guidance or advice to individuals who participate in the Restated Plan or otherwise.

The grant of an ISO or NQSO will create no tax consequences for the participant or us. A participant generally will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction at that time. Upon exercising an NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the non-forfeitable shares received and is subject to income tax withholding by POZEN if the participant is an employee. We will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option (NQSO or ISO) generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. The participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant’s basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option, except that we will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to grants under the Restated Plan (other than ISOs and NQSOs, which are discussed above) that may be settled either in cash or in shares of common stock that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. We will be entitled to a deduction for the same amount. With respect to grants involving shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture. Such election must be made and filed with the Internal Revenue Service within thirty days after receipt of the shares.

In general, the grant of a restricted stock unit has no federal income tax consequences at the time of grant. If the stock issuable in settlement of a stock unit is paid out when the unit vests, the units are subject to taxation at the time of vesting. Assuming compliance with Code Section 409A, the participant will generally not have any federal income tax obligations upon vesting if the receipt of the shares is deferred beyond the time of vesting, but we may have income tax withholding obligations, if the participant is an employee. Upon delivery or payment of the stock or cash, the participant must generally recognize ordinary income in an amount equal to the fair market value of the shares. Generally, we will be entitled to a deduction to the extent the participant recognizes ordinary income from a grant, subject to any applicable withholding obligations we may have.

Code Section 162(m) generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Compensation Committee intends that stock options granted under the Restated Plan will qualify as performance-based compensation, and the Restated Plan is designed to permit the grant of ISOs and NQSOs that qualify as “performance-based compensation”. Other grants awarded under the Restated Plan may not always qualify as “performance-based compensation.”

Vote Required for Approval

A majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to approve the Restated Plan.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESTATED PLAN, INCLUDING TO INCREASE FROM 5,500,000 TO 6,500,000 THE NUMBER OF SHARES ISSUABLE UNDER THE RESTATED PLAN AND TO CONTINUE THE VARIOUS PERFORMANCE CRITERIA FOR USE IN ESTABLISHING SPECIFIC VESTING TARGETS FOR CERTAIN AWARDS UNDER THE 2000 EQUITY COMPENSATION PLAN SO AS TO QUALIFY THE COMPENSATION ATTRIBUTABLE TO THOSE AWARDS AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the registered independent public accounting firm of Ernst & Young LLP as the independent auditors to examine POZEN’s financial statements for the fiscal year ending December 31, 2007 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. Ernst & Young LLP has served as our independent auditors since 1997. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees POZEN’s financial reporting process on behalf of the Board. Management is responsible for POZEN’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing POZEN’s financial statements in accordance with accounting principles generally accepted in the United States. POZEN’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.pozen.com.

The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that POZEN’s audited financial statements for 2006 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors their independence from POZEN and its management, including the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Finally, the Audit Committee has discussed with POZEN’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of POZEN’s internal control over financial reporting and the overall quality of POZEN’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that POZEN’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of POZEN’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors as described above and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that POZEN’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Submitted by:
The Audit Committee of the Board of Directors

Bruce A. Tomason, Chairman
Arthur S. Kirsch
Kenneth B. Lee, Jr.

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP, our registered independent public accounting firm, in fiscal years 2005 and 2006. A description of these fees and services follows the table.

	2005	2006
Audit Fees	$267,000	$312,000
Audit Related Fees	$47,000	$41,000
Tax Fees	$58,000	$4,000
All Other Fees	—	—
Total	$372,000	$357,000

Audit Fees. Fees for audit services included fees associated with the annual audit and the reviews of POZEN’s quarterly reports on Form 10-Q.

Audit-Related Fees. Fees for audit-related services in 2006 consisted of accounting consultations related to compliance issues and related regulations, and revenue recognition determinations. Fees for audit-related services in 2005 fees associated with the Form S-3 registration statement filed by POZEN with the SEC, accounting consultations in connection with POZEN’s internal controls implementation project, consulting related to compliance issues arising under the Sarbanes-Oxley Act of 2002 and related regulations, and revenue recognition determinations.

Tax Fees. Fees for tax services in 2006 related to tax analysis of various revenue rulings. For 2005, the tax fees totaled approximately $58,000, of which approximately $39,000 was for tax services related to tax analysis related to POZEN’s use of its operating losses and various revenue rulings, $14,000 related to tax compliance and the balance related to fees for tax return preparation and tax planning services provided to Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer, and paid by POZEN pursuant to Dr. Plachetka’s employment agreement.

All Other Fees. There were no fees for the category “All Other Services” in 2006 and 2005.

The Audit Committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young. Further, all of the services provided by Ernst & Young in 2006 and 2005 were approved in advance in accordance with the Audit Committee’s pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by Ernst & Young LLP in 2006 and 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2006 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2006.

CERTAIN DEADLINES FOR THE 2008 ANNUAL MEETING

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2008 Annual Meeting must be received by us no later than the close of business on December 13, 2007. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2008 by March 15, 2008, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2008 Annual Meeting.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2008 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to either make a nomination or bring other business before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517; telephone (919) 913-1030. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

Our annual report on Form 10-K is available in the “Investors” section of our website at www.pozen.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for POZEN’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations
POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call Stephanie Bonestell at POZEN at (919) 913-1030.

You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Helga L. Leftwich
Secretary
Dated: April 30, 2007

Appendix A

Second Amended and Restated

POZEN Inc. 2000 Equity Compensation Plan

The purpose of the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of POZEN Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units, performance units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1.	Administration

(a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the “Committee”), which may consist of two or more persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants, as it deems appropriate. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall act as the Committee.

(b) Committee Authority. The Committee shall have the authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Delegation of Authority. In addition to the delegation described in subsection (a) and subject to applicable law, the Board or the Committee may delegate to one or more officers of the Company the authority to designate Employees who shall receive grants under the Plan and to determine the number of grants to be received by such Employees. In that event, the Board or Committee shall specify the maximum number of grants that the officers may award and the prices (or a formula by which such prices shall be determined) at which the grants may be made. The Board or Committee may not authorize an officer to designate himself or herself as a recipient of a grant. To the extent that one or more officers administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such officers.

2.	Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”), stock units as described in Section 7 (“Stock Units”), performance units as described in Section 8 (“Performance Units”) and other stock-based awards as described in Section 9 (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan pursuant to all Grants is 6,500,000 shares, and of that number, the maximum aggregate number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Grants other than Options is 2,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Units or other stock-based awards are forfeited or otherwise terminate, the shares subject to such Grants shall again be available for purposes of the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 13 shall apply. Any adjustments to outstanding Grants shall be consistent with Section 409A or 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable. Any such adjustments as determined by the Committee shall be final, binding and conclusive.

4.	Eligibility for Participation

(a) Eligible Persons. All employees of the Company and any parent or subsidiary corporation, as defined in Section 424 of the Code (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

5.	Granting of Options

(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)	Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange, the closing sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)	Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of the Exercise Price or the Fair Market Value per share of Company Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)	Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined below), death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(vi) For purposes of this Section 5(f), and Sections 6 and 7:

(A) The term “Company” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

(B) “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Stock Awards, Performance Units and other stock-based grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code or the Grantee becomes entitled to receive long-term disability benefits under the Company’s long-term disability plan.

(D) “Cause” shall mean, except to the extent specified otherwise by the Committee or in an agreement between the Grantee and the Company, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the

Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement with the Company, or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering an irrevocable notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (y) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due prior to the issuance of the shares of Company Stock issuable upon such exercise.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

6.	Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a Successor Grantee under Section 11(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

7.	Stock Units.

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, for consideration or for no consideration and upon such other terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

8.	Performance Units and Other Stock-Based Awards

(a) Performance Units. The Committee may grant performance units (“Performance Units”) to an Employee, Non-Employee Director or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. The value of a Performance Unit shall equal the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

(b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

(c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made partly in cash, in Company Stock, or in a combination of the two, as determined by the Committee, provided that the cash portion does not exceed 50% of the amount to be distributed.

(d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(f)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

9. Other Stock-Based Awards. The Committee may grant other stock-based awards, which are other awards that are based on or measured by Company Stock (“Other Stock-Based Awards”), to any Employee, Non-Employee Director or Key Advisor, with such terms and conditions and in such amounts as the Committee determines. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

10.	Qualified Performance-Based Compensation.

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units, Stock Awards, Stock Units or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units, Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b) Performance Goals. When Performance Units, Stock Awards, Stock Units or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or other strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures, or strategic partnerships.

(c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d) Maximum Payment. Performance Units, Stock Awards, Stock Units and Other Stock-Based Awards under this Section 11 may be granted to an Employee with respect to not more than 1,000,000 shares of Company Stock for each year during a Performance Period.

(e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(f) Death, Disability or Other Circumstances. The Committee may provide that Performance Units or Other Stock-Based Awards shall be payable or restrictions on Stock Awards or Stock Units shall lapse, in whole or in part, in the event of the Grantee’s death or Disability (as defined in Section 5(f) above) during the Performance Period, or under other circumstances consistent with the regulations and rulings under Section 162(m) of the Code.

11.	Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Option, the lapse or waiver of restrictions applicable to Stock Awards, Stock Units or other stock-based awards or the satisfaction of any requirements or objectives with respect to Performance Units or other stock-based awards. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Such rules and procedures shall be consistent with the applicable requirements of Section 409A of the Code.

12.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Company Stock, the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

13.	Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

14.	Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than the Company or any trustee or fiduciary holding securities under an employee benefit plan of the Company) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(b) Consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

15.	Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become fully vested and be paid at their target value, or in such other amounts as the Committee may determine, and (v) all Other Stock-Based Awards shall become fully exercisable, vested or payable in full, as the case may be.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or both of the following actions with respect to any or all outstanding Options: the Committee may, (i) under such terms as the Compensation Committee may determine, require that Grantees surrender their outstanding Options in exchange for a payment or payments by the Company, in cash or Company Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. With respect to Grantees holding Stock Units, Performance Units and Other Stock-Based Awards, the Committee may determine that such Grantees shall receive a payment or payments in settlement of such Grants, in such form and amount and under such terms as shall be determined by the Committee. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

16.	Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

17.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if (i) such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of section 422 of the Code, (ii) such approval is required in order to exempt compensation under the Plan from the deduction limit under Section 162(m) of the Code, or (iii) such approval is required by applicable stock exchange requirements.

(b) Stockholder Approval for “Qualified Performance-Based Compensation.” If Performance Units, Stock Awards, Stock Units or other stock-based awards are granted as “qualified performance-based compensation” under Section 10 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 10, if required by Section 162(m) of the Code or the regulations thereunder.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 23(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23(c) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(e) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term for purposes of the Nasdaq (or other applicable stock exchange) rules applicable to stockholder approval of equity compensation plans. An adjustment to an Option pursuant to Section 3(b) shall not constitute a repricing of the Option.

(f) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

18.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

19.	Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

20.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

22.	Effective Date of the Plan.

The Plan (as amended and restated in this Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan) shall be effective as of the date on which it is approved by the stockholders of the Company.

23.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code, Section 422 of the Code and Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m), 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

DETACH HERE

POZEN Inc.

COMMON STOCK

[LOGO OF POZEN Inc.]	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 13, 2007.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints William L. Hodges and John E. Barnhardt, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on Wednesday, June 13, 2007 at 11:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the two nominees for the Board of Directors listed in Proposal 1, FOR Proposals 2 and 3, and at their discretion on any other matter that may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	PLEASE MARK VOTES

AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To elect the following nominees to serve as Class I Directors:

Paul J. Rizzo                Jacques F. Rejeange

☐  FOR ALL        ☐  WITHHOLD ALL        ☐  FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE,

MARK “FOR ALL EXCEPT” AND WRITE

THE NOMINEE’S NAME ON THE LINE BELOW:

2.	To approve the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (a) to increase from 5,500,000 to 6,500,000 the number of shares of Common Stock authorized for issuance thereunder and make certain other amendments provided for therein, and (b) to continue the various performance criteria for use in establishing vesting targets for certain performance-based awards so as to permit the continued qualification of such awards for the performance-based exception to the deduction limitations of Section 162(m) of the Internal Revenue Code.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as the registered independent public accountants of the Company for the Company’s fiscal year ending December 31, 2007.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

Date: __________________________, 2007

Signature

Signature (if jointly held)

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR

OTHERWISE TO STOCKTRANS, INC., 44 WEST LANCASTER AVE, ARDMORE, PA 19003, SO THAT

YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

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2.	VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

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